Exhibit 10.1
CREDIT AGREEMENT
dated as of June 2, 2025,
among
COUPANG, INC.,
THE BORROWING SUBSIDIARIES PARTY HERETO,
THE LENDERS PARTY HERETO
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

JPMORGAN CHASE BANK, N.A.,
GOLDMAN SACHS LENDING PARTNERS LLC,
THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED,
DBS BANK LTD.,
BANK OF AMERICA, N.A.,
MORGAN STANLEY BANK, N.A.,
MIZUHO BANK, LTD.,
CITIBANK, N.A.,
and
MUFG BANK, LTD.,
as Joint Lead Arrangers and Joint Bookrunners

GOLDMAN SACHS LENDING PARTNERS LLC,
THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED,
DBS BANK LTD.,
BANK OF AMERICA, N.A.,
MORGAN STANLEY BANK, N.A.,
MIZUHO BANK, LTD.,
CITIBANK, N.A.,
and
MUFG BANK, LTD.,
as Co-Syndication Agents

TABLE OF CONTENTS
Page
Section 1.01.    Defined Terms     1
Section 1.02.    Classification of Loans and Borrowings    35
Section 1.03.    Terms Generally    35
Section 1.04.    Accounting Terms; GAAP    36
Section 1.05.    Exchange Rates    36
Section 1.06.    Change of Currency    36
Section 1.07.    Interest Rates; Benchmark Notification    37
Section 1.08.    Divisions    37
Section 1.09.    Blocking Regulations    37
Article II

The Credits
Section 2.01.    Loans    38
Section 2.02.    Borrowings    38
Section 2.03.    Requests for Borrowings    39
Section 2.04.    [Reserved]    40
Section 2.05.    Letters of Credit    40
Section 2.06.    Funding of Borrowings    45
Section 2.07.    Interest Elections    46
Section 2.08.    Termination and Reduction of Commitments    47
Section 2.09.    Repayment of Loans; Evidence of Debt    47
Section 2.10.    Prepayment of Loans    48
Section 2.11.    Fees    49
Section 2.12.    Interest    50
Section 2.13.    Alternate Rate of Interest    50
Section 2.14.    Increased Costs    54
Section 2.15.    Break Funding Payments    55
Section 2.16.    Taxes    56
Section 2.17.    Payments Generally; Pro Rata Treatment; Sharing of Set-offs    59
Section 2.18.    Mitigation Obligations; Replacement of Lenders    61
Section 2.19.    Incremental Facility    62
Section 2.20.    Judgment Currency    63
Section 2.21.    Defaulting Lenders    64
Section 2.22.    Extension of Maturity Date    66
Section 2.23.    Borrowing Subsidiaries    67
Section 2.24.    Illegality    68
Article III

Representations and Warranties
Section 3.01.    Organization; Good Standing    69
i

Section 3.02.    Authorization; No Conflicts    69
Section 3.03.    Governmental Approvals    69
Section 3.04.    Enforceability    69
Section 3.05.    Financial Condition; No Material Adverse Change    69
Section 3.06.    Litigation and Environmental Matters    70
Section 3.07.    Compliance with Laws    70
Section 3.08.    Federal Reserve Regulations    70
Section 3.09.    Investment Company Status    70
Section 3.10.    Disclosure    70
Section 3.11.    Sanctions    70
Section 3.12.    Anti-Corruption Laws    70
Section 3.13.    Affected Financial Institution    71
Section 3.14.    ERISA    71
Section 3.15.    Outbound Investment Rules    71
Article IV

Conditions
Section 4.01.    Effective Date    71
Section 4.02.    Each Borrowing    72
Section 4.03.    Conditions to Initial Borrowing by each Borrowing Subsidiary    73
Article V

Affirmative Covenants
Section 5.01.    Reporting Requirements    73
Section 5.02.    Compliance with Laws    75
Section 5.03.    Payment of Taxes and Claims    75
Section 5.04.    Maintenance of Insurance    75
Section 5.05.    Preservation of Existence    75
Section 5.06.    Visitation Rights    75
Section 5.07.    Keeping of Books    76
Section 5.08.    Maintenance of Properties    76
Section 5.09.    Guarantee Requirement    76
Section 5.10.    Use of Proceeds    76
Article VI

Negative Covenants
Section 6.01.    Subsidiary Indebtedness    77
Section 6.02.    Liens    78
Section 6.03.    Sale and Leaseback Transaction    79
Section 6.04.    Mergers and Other Fundamental Changes    80
Section 6.05.    Speculative Transactions    80
Section 6.06.    Maximum Leverage Ratio    81

Section 6.07.    Outbound Investment Rules    81
Article VII

Events of Default
Article VIII

The Administrative Agent
Section 8.01.    Authorization and Action    83
Section 8.02.    Administrative Agent’s Reliance, Limitation of Liability    85
Section 8.03.    Posting of Communications; Approved Borrower Portal    86
Section 8.04.    The Administrative Agent Individually    88
Section 8.05.    Successor Administrative Agent    88
Section 8.06.    Acknowledgement of Lenders and Issuing Banks    89
Section 8.07.    Certain ERISA Matters    91
Section 8.08.    Miscellaneous    92
Article IX

Miscellaneous
Section 9.01.    Notices    92
Section 9.02.    Waivers; Amendments    94
Section 9.03.    Expenses; Indemnity; Limitation of Liability    96
Section 9.04.    Successors and Assigns    97
Section 9.05.    Survival    101
Section 9.06.    Counterparts; Entire Agreement; Effectiveness; Electronic Execution    101
Section 9.07.    Severability    103
Section 9.08.    Right of Setoff    103
Section 9.09.    Governing Law; Jurisdiction; Consent to Service of Process    103
Section 9.10.    WAIVER OF JURY TRIAL    104
Section 9.11.    Headings    104
Section 9.12.    Confidentiality    104
Section 9.13.    Patriot Act    106
Section 9.14.    Interest Rate Limitation    106
Section 9.15.    No Advisory or Fiduciary Responsibility    106
Section 9.16.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    107
Section 9.17.    Subsidiary Guarantors    107

SCHEDULES:
Schedule 1.01 –     Permitted Holders
Schedule 2.01 –     Commitments
Schedule 2.05 –     LC Commitments
Schedule 6.01 –     Existing Subsidiary Indebtedness
Schedule 6.02 –     Existing Liens

EXHIBITS:
Exhibit A –     Form of Assignment and Assumption
Exhibit B-1 –     Form of Borrowing Subsidiary Agreement
Exhibit B-2 –     Form of Borrowing Subsidiary Termination
Exhibit C-1 –    Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit C-2 –     Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)
Exhibit C-3 –    Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)
Exhibit C-4 –     Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)
Exhibit D –     Form of Compliance Certificate

CREDIT AGREEMENT, dated as of June 2, 2025, among COUPANG, INC., a Delaware corporation, the BORROWING SUBSIDIARIES from time to time party hereto, the LENDERS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
The parties hereto agree as follows:
Article I

DEFINITIONS
Section 1.01.Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.
“Accession Agreement” has the meaning specified in Section 2.19.
“Acquisition” means any acquisition (in one transaction or a series of related transactions, and including pursuant to a merger or consolidation) of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a division or a business unit of) any Person.
“Acquisition Indebtedness” means any Indebtedness of the Company or any Subsidiary that has been incurred for the purpose of financing, in whole or in part, a Qualified Material Acquisition and any related transactions (including for the purpose of refinancing or replacing all or a portion of any related bridge facilities or any pre-existing Indebtedness of the Persons or assets to be acquired); provided that either (a) the release of the proceeds thereof to the Company and the Subsidiaries is contingent upon the substantially simultaneous consummation of such Qualified Material Acquisition (and, if the definitive agreement for such Qualified Material Acquisition is terminated prior to the consummation of such Qualified Material Acquisition, or if such Qualified Material Acquisition is otherwise not consummated by the date specified in the definitive documentation evidencing or governing such Indebtedness (subject to any extensions of such date agreed by the parties to such definitive documentation), then, in each case, such proceeds are, and pursuant to the terms of such definitive documentation are required to be, promptly applied to satisfy and discharge all obligations of the Company and the Subsidiaries in respect of such Indebtedness) or (b) such Indebtedness contains a “special mandatory redemption” provision (or a similar provision) if such Qualified Material Acquisition is not consummated by the date specified in the definitive documentation evidencing or governing such Indebtedness (subject to any extensions of such date agreed by the parties to such definitive documentation) (and, if the definitive agreement for such Qualified Material Acquisition is terminated prior to the consummation of such Qualified Material Acquisition or such Qualified Material Acquisition is otherwise not consummated by the date so specified, such Indebtedness is, and pursuant to such “special mandatory redemption” (or similar) provision is required to be, redeemed or otherwise satisfied and discharged within 90 days of such termination or such specified date, as the case may be).
“Adjusted Daily Simple RFR” means (a) with respect to any RFR Borrowing denominated in Sterling, the Daily Simple SONIA and (b) with respect to any RFR Borrowing denominated in US Dollars, the Adjusted Daily Simple SOFR.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than zero, the Adjusted Daily Simple SOFR shall be deemed to be zero for the purposes of this Agreement.
“Adjusted EURIBOR” means, with respect to any Term Benchmark Borrowing denominated in Euro for any Interest Period, an interest rate per annum equal to (a) the EURIBOR for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR as so determined would be less than the zero, such rate shall be deemed to be equal to zero for the purposes of this Agreement.
“Adjusted HIBOR” means, with respect to any Term Benchmark Borrowing denominated in Hong Kong Dollars for any Interest Period, an interest rate per annum equal to (a) the HIBOR for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted HIBOR as so determined would be less than zero, such rate shall be deemed to be equal to zero for the purposes of this Agreement.
“Adjusted Term SOFR” means, with respect to any Term Benchmark Borrowing denominated in US Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR for such Interest Period plus (b) 0.10%; provided that if the Adjusted Term SOFR as so determined would be less than the zero, such rate shall be deemed to be equal to the zero for the purposes of this Agreement.
“Adjusted TIBOR” means, with respect to any Term Benchmark Borrowing denominated in Yen for any Interest Period, an interest rate per annum equal to (a) the TIBOR for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted TIBOR as so determined would be less than zero, such rate shall be deemed to be equal to zero for the purposes of this Agreement.
“Administrative Agent” means JPMorgan (or any of its designated branch offices or Affiliates) in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors and assigns in such capacity as provided in Article VIII.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent to any Borrower or any Lender, as the context requires.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitment” means, at any time, the sum of the Commitments of all the Lenders at such time.
“Aggregate Revolving Credit Exposure” means, at any time, the sum of (a) the US Dollar Equivalents of the principal amounts of the Loans outstanding at such time and (b) the total LC Exposure at such time.
“Agreed Currency” means (a) each of US Dollars, Euro, Hong Kong Dollars, Sterling and Yen and (b) any other currency (i) that is freely available, freely transferable and freely convertible into US

Dollars and (ii) that has been designated by the Administrative Agent as an Agreed Currency at the request of the Company, and with the consent of each Lender and, in the case of Letters of Credit, each Issuing Bank.
“Agreement” means this Credit Agreement.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1.00% per annum and (c) the Adjusted Term SOFR for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00% per annum. For purposes of clause (c) above, the Adjusted Term SOFR on any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology); provided that if such rate shall be less than zero, such rate shall be deemed to be zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 (for the avoidance of doubt, only until the Benchmark Replacement with respect to Term SOFR has been determined pursuant to Section 2.13(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding the foregoing, if the Alternate Base Rate determined as set forth above would be less than 1.00% per annum, such rate shall be deemed to be 1.00% per annum for purposes of this Agreement.
“Ancillary Document” has the meaning specified in Section 9.06(b).
“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, Article 133 of the Criminal Code of Korea, the Improper Solicitation and Graft Act of Korea and other similar anti-corruption legislation in applicable jurisdictions.
“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitment represented by such Lender’s Commitment at such time; provided that, for purposes of Section 2.21 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean, with respect to any Lender at any such time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitment (determined disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment at such time. If all Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.
“Applicable Rate” means, for any day, with respect to any RFR Loan, any ABR Loan or any Term Benchmark Loan or with respect to the Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “RFR Spread”, “ABR Spread”, “Term Benchmark Spread” or “Commitment Fee Rate”, as the case may be, based upon the Ratings by Moody’s, S&P and Fitch applicable on such date:

Category	Ratings (Moody’s, S&P and Fitch)	RFR Spread	ABR Spread	Term Benchmark Spread	Commitment Fee Rate
Category 1:	> A3/A-/A-	0.750%	0.000%	0.750%	0.065%
Category 2:	Baa1/BBB+/BBB+	0.875%	0.000%	0.875%	0.075%
Category 3:	Baa2/BBB/BBB	1.000%	0.000%	1.000%	0.100%
Category 4:	Baa3/BBB-/BBB-	1.150%	0.150%	1.150%	0.125%
Category 5:	< Ba1/BB+/BB+	1.250%	0.250%	1.250%	0.175%
For purposes of the foregoing, (a) if any of Moody’s, S&P or Fitch shall not have in effect a Rating (other than by reason of the circumstances referred to in the last sentence of this paragraph), (i) if only one Rating Agency shall not have in effect a Rating, the applicable Category shall be determined by reference to the remaining two effective Ratings, (ii) if two Rating Agencies shall not have in effect a Rating, the applicable Category shall be determined by reference to the remaining effective Rating and (iii) if no Rating Agency shall have in effect a Rating, then Category 5 shall apply, (b) if the Ratings in effect shall fall within different Categories, then (i) if three Ratings are in effect, then either (x) if two of the three Ratings are in the same Category, such Category shall apply or (y) if all three of the Ratings are in different Categories, then the Category corresponding to the middle Rating shall apply and (ii) if only two Ratings are in effect, the applicable Category shall be the Category in which the higher of the Ratings shall fall unless the Ratings differ by two or more Categories, in which case the applicable Category shall be the Category one level below that corresponding to the higher Rating and (c) if any Rating shall be changed (other than as a result of a change in the rating system of the applicable Rating Agency), such change shall be effective as of the third Business Day after (i) if such Rating is a public rating, the date on which it is first publicly announced by the applicable Rating Agency making such change or (ii) otherwise, the date on which such Rating is changed by the applicable Rating Agency making such change, in each case, irrespective of when notice of such change shall have been furnished by the Company to the Administrative Agent and the Lenders. Each change in the Category for any Rating shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.
If the rating system of any Rating Agency shall change, or if any Rating Agency shall cease to be in the business of rating corporate debt obligations and corporate credit, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of Ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Rating from such Rating Agency used to determine the Applicable Rate shall be deemed to be that most recently in effect from such Rating Agency prior to such change or cessation.
“Applicable Time” means, with respect to any payments in any Foreign Currency, the local time in the place of settlement for such Foreign Currency as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Approved Borrower Portal” means any electronic platform chosen by the Administrative Agent to be its electronic transmission system.

“Approved Electronic Platform” means IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system.
“Approved Fund” means any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person)) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Jurisdiction” means the United States and any other jurisdiction in which the Company or any Borrowing Subsidiary is organized.
“Arrangers” means JPMorgan, Goldman Sachs Lending Partners LLC, The Hongkong and Shanghai Banking Corporation Limited, DBS Bank Ltd., Bank of America, N.A., Morgan Stanley Bank, N.A., Mizuho Bank, Ltd., Citibank, N.A., and MUFG Bank, Ltd., in their capacities as joint lead arrangers and a joint bookrunners for the credit facility established hereunder.
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, in respect of a Sale and Leaseback Transaction, as of any time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Leaseback Transaction, as determined in accordance with GAAP) of the total obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessee, be extended).
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of all the Commitments.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.13(b)(iv).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the

implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means the federal bankruptcy law of the United States as from time to time in effect, currently as Title 11 of the United States Code.
“Bankruptcy Event” means, with respect to any Person, that such Person becomes the subject of a voluntary or involuntary proceeding under any Debtor Relief Law, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark” means, initially, with respect to any Loan denominated in any Agreed Currency, the Relevant Rate for Loans denominated in such Agreed Currency; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.13(b).
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Foreign Currency, “Benchmark Replacement” shall mean the alternative set forth in clause (2) below:
(1)in the case of any Loan denominated in US Dollars, the Adjusted Daily Simple SOFR; or
(2)the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and

Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in US Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “RFR Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent determines in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in its reasonable discretion that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earlier to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been, determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof), continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13(b) and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13(b).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BOK Reporting” means, with respect to any Loan Party that is a Korean Subsidiary, the reporting by such Korean Subsidiary to, and acceptance by, the Bank of Korea or other relevant foreign exchange authority under the Foreign Exchange Transaction Act of Korea and related regulations regarding the Guarantees and the borrowing by the Borrowers under this Agreement.
“Borrower” means the Company or any Borrowing Subsidiary.
“Borrower Communications” means, collectively, any Borrowing Request, any Interest Election Request, any Notice of Loan Prepayment, any notice of termination or reduction of Commitments, any notice requesting the issuance, amendment or extension of any Letter of Credit or any other notice, demand, communication, information, document or other material provided by or on behalf of any of the Loan Parties pursuant to any Loan Document or the transactions contemplated therein which is distributed by any Loan Party to the Administrative Agent through an Approved Borrower Portal.
“Borrowing” means Loans of the same Type and currency, made, converted or continued on the same date and to the same Borrower and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.
“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000, (b) in the case of a Borrowing denominated in Euro, €1,000,000, (c) in the case of a Borrowing denominated in Hong Kong Dollars, HK$1,000,000, (d) in the case of a Borrowing denominated in Sterling, ₤1,000,000, (e) in the case of a Borrowing denominated in Yen, ¥1,000,000 and (f) in the case of a Borrowing denominated in any other Foreign Currency, the smallest amount of such Foreign Currency that is a multiple of 1,000,000 units of such currency and that has a US Dollar Equivalent of US$1,000,000 or more.
“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000, (b) in the case of a Borrowing denominated in Euro, €1,000,000, (c) in the case of a Borrowing denominated in Hong Kong Dollars, HK$1,000,000, (d) in the case of a Borrowing denominated in Sterling, ₤1,000,000, (e) in the case of a Borrowing denominated in Yen, ¥1,000,000 and (f) in the case of a Borrowing denominated in any other Foreign Currency, the smallest amount of such Foreign Currency that is a multiple of 1,000,000 units of such currency and that has a US Dollar Equivalent of US$1,000,000 or more.
“Borrowing Request” means a request by or on behalf of a Borrower for a Borrowing in accordance with Section 2.03, which Borrowing Request shall be in the form approved by the Administrative Agent and separately provided to the Company.
“Borrowing Subsidiary” means each Subsidiary that has become a Borrowing Subsidiary pursuant to Section 2.23, other than any such Subsidiary that has ceased to be a Borrowing Subsidiary as provided in Section 2.23.
“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit B-1, duly executed by the Company and the applicable Subsidiary and accepted by the Administrative Agent.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit B-2, duly executed by the Company.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Seoul City are authorized or required by law to remain closed; provided that (a) in relation to Loans referencing the Adjusted Term SOFR and any interest rate settings, fundings, disbursements, settlements or payments of any Loans referencing the Adjusted Term SOFR or any other dealings of Loans referencing the Adjusted Term SOFR, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day, (b) in relation to Loans denominated in Sterling, the term “Business Day” shall also exclude any day on which banks are not open for business in London, (c) in relation to Loans denominated in Yen and in relation to the calculation or computation of TIBOR, the term “Business Day” shall also exclude any day on which banks are not open for business in Japan, (d) in relation to Loans denominated in Euro and in relation to the calculation or computation of EURIBOR, the term “Business Day” shall also exclude any day that is not a TARGET Day, (e) in relation to Loans denominated in Hong Kong Dollars and in relation to the calculation or computation of HIBOR, the term “Business Day” shall also exclude any day on which banks are not open for business in Hong Kong and (f) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, the term “Business Day” shall also exclude any that is not an RFR Business Day.
“CBR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Central Bank Rate.
“CBR Spread” means, with respect to any CBR Loan at any time, the Applicable Rate that would be applicable at such time to the Loan that was converted into such CBR Loan in accordance herewith.
“Central Bank Rate” means the greater of (a) (i) (A) for any Loan denominated in Sterling, the Bank of England’s (or any successor thereto’s) “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (B) for any Loan denominated in Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, (C) for any Loan denominated in Yen, the Japanese local bank prime rate and (D) for any Loan denominated in any other Foreign Currency, a central bank rate as determined by the Administrative Agent in its reasonable discretion, plus (ii) the applicable Central Bank Rate Adjustment and (b) zero.
“Central Bank Rate Adjustment” means, for any day, (a) for any Loan denominated in Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) for any Loan denominated in

Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Daily Simple SONIA for the five most recent RFR Business Days preceding such day for which Daily Simple SONIA was available (excluding, from such averaging, the highest and the lowest Daily Simple SONIA applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, (c) for any Loan denominated in Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted TIBOR for the five most recent Business Days preceding such day for which the TIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted TIBOR applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Yen in effect on the last Business Day in such period, (d) for any Loan denominated in Hong Kong Dollars, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted HIBOR for the five most recent Business Days preceding such day for which the HIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted HIBOR applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Hong Kong Dollars in effect on the last Business Day in such period and (e) for any Loan denominated in any other Foreign Currency, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (a)(ii) of the definition of such term and (y) each of the Adjusted EURIBOR and the Adjusted TIBOR on any day shall be based on the EURIBOR Screen Rate or the TIBOR Screen Rate, as applicable, on such day at approximately the time referred to in the definition of such term for a tenor of one month.
“Change in Control” means that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act, but excluding the Permitted Holders, any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act), directly or indirectly, of Voting Stock of the Company representing 35% or more of the aggregate voting power represented by the issued and outstanding Equity Interests of the Company on a fully-diluted basis, but only if the percentage of the aggregate voting power represented by such Voting Stock is greater at any time than the percentage that the Voting Stock of the Company owned by the Permitted Holders represents of the aggregate voting power represented by the issued and outstanding Equity Interest of the Company on a fully-diluted basis.
“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.19 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Accession Agreement pursuant to which such Lender shall have assumed or provided its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is US$1,500,000,000.
“Commitment Fee” has the meaning specified in Section 2.11(a).
“Commitment Increase” has the meaning specified in Section 2.19.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any of the Loan Parties pursuant to any Loan Document or the transactions contemplated therein that is distributed by or to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 8.03 and Section 9.01, including through the Approved Electronic Platform.
“Company” means Coupang, Inc., a Delaware corporation.
“Company Materials” has the meaning specified in Section 5.01.
“Compliance Certificate” means a Compliance Certificate in the form of Exhibit D or any other form approved by the Administrative Agent.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, for any period, (a) net income (or net loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (b) without duplication and to the extent deducted in determining such net income (or net loss) for such period, the sum of (i) interest expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) extraordinary charges, (vi) any share based non-cash compensation expense, (vii) any items classified as non-operating other expense, net, and (viii) unusual and nonrecurring charges that are not reflective of the ongoing operations of the Company and its Subsidiaries, including acquisition-related transaction and restructuring costs and costs related to certain non-ordinary course legal and regulatory matters, minus (c) without duplication and to the extent included in determining such net income (or net loss) for such period, the sum of (i) interest income, (ii) income tax benefit, (iii) extraordinary items of income, (iv) any items classified as non-operating other income, net, and (v) unusual and nonrecurring items of income that are not reflective of the ongoing operations of the Company and its Subsidiaries; provided that, in the case of items referred to in clauses (b)(vii), (b)(viii), (c)(iv) and (c)(v), such items shall be added or deducted as set forth above only to the extent such items are added back or deducted, as applicable, in the determination of “Adjusted EBITDA” for such period (or, where applicable, any fiscal quarter comprising such period) as presented in the Company’s annual or quarterly report, as applicable, filed with respect to the applicable fiscal year or any applicable fiscal quarter with the SEC and set forth as a line item in the reconciliation of net income (or net loss) of the

Company and its Subsidiaries determined in accordance with GAAP to such “Adjusted EBITDA” in such annual or quarterly report.
In the event that the Company or any Subsidiary shall have completed since the beginning of the relevant period an acquisition or disposition of any Person, division or business unit for which the Company is required to file pro forma financial statements with the SEC, Consolidated EBITDA shall be determined for such period on a Pro Forma Basis as if such acquisition or disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.
“Consolidated Indebtedness” means, as at any date of determination, the sum, without duplication, (a) the aggregate principal amount of Indebtedness of the Company and its Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, solely if such Indebtedness is of the type referred to in clause (a) or (b) of the definition of Indebtedness, (b) the aggregate amount of Finance Lease Obligations of the Company and its Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, and (c) the aggregate amount of all Guarantees by the Company or its Subsidiaries as of such date of Indebtedness of any other Person, solely if such Indebtedness is of the type referred to in clause (a), (b) or (e) of the definition of Indebtedness; provided that, for purposes of determining Consolidated Indebtedness, (i) Indebtedness of any Finance Subsidiary incurred in any Structured Finance Transaction permitted under Section 6.01(i) shall be disregarded and (ii) at any time after the definitive agreement for any Qualified Material Acquisition shall have been executed, any Acquisition Indebtedness with respect to such Qualified Material Acquisition shall, unless such Qualified Material Acquisition shall have been consummated, be disregarded. It is understood that any Indebtedness of the Company or any Subsidiary owed to the Company or any Subsidiary shall be disregarded in determining Consolidated Indebtedness.
“Consolidated Tangible Assets” means, at any time, (a) the consolidated total assets of the Company and the Subsidiaries less (b) goodwill and other intangible assets of the Company and the Subsidiaries, in each case, determined on a consolidated basis in accordance with GAAP as of the end of the then most recently ended fiscal quarter of the Company for which (or for the fiscal year ending with which) financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first delivery of any such financial statements, as of March 31, 2025).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Co-Syndication Agent” means each of Goldman Sachs Lending Partners LLC, The Hongkong and Shanghai Banking Corporation Limited, DBS Bank Ltd., Bank of America, N.A., Morgan Stanley Bank, N.A., Mizuho Bank, Ltd., Citibank, N.A., and MUFG Bank, Ltd., in their respective capacities as a co-syndication agent for the credit facility established hereunder.
“Coupang Corp” means Coupang Corp., a company incorporated under the laws of Korea.
“Coupang Taiwan” means Coupang Taiwan Co., Ltd., a company incorporated in the Republic of China with registered number 91002999.

“Credit Party” means the Administrative Agent, each Issuing Bank and each Lender.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, “SOFR Determination Date”) that is five RFR Business Days prior to (a) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to any Borrower. If by 5:00 p.m., New York City time, on the second RFR Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website.
“Daily Simple SOFR Borrowing” means a Borrowing comprised of Daily Simple SOFR Loans.
“Daily Simple SOFR Loan” means a Loan that bears interest at a rate determined by reference to the Adjusted Daily Simple SOFR.
“Daily Simple SONIA” means, for any day (a “SONIA Interest Day”), a rate per annum equal to the greater of (a) SONIA for the day that is five RFR Business Days prior to (i) if such SONIA Interest Day is an RFR Business Day, such SONIA Interest Day or (ii) if such SONIA Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such SONIA Interest Day and (b) zero. Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SONIA.
“Daily Simple SONIA Borrowing” means a Borrowing comprised of Daily Simple SONIA Loans.
“Daily Simple SONIA Loan” means a Loan that bears interest at a rate determined by reference to the Daily Simple SONIA.
“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, Korea (including rehabilitation procedure or bankruptcy procedure under the Debtor Rehabilitation and Bankruptcy Act of Korea or the designation of the applicable Person as a failing company (busil-jinghoo-giup in Korean) or any action is taken by the applicable Person or any creditor of such Person for the commencement of any proceedings set forth in the Corporate Restructuring Promotion Act of Korea) or any other jurisdiction from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means, subject to the last paragraph of Section 2.21, any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied), (c) has failed, within three Business Days after written request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent), or (d) has become the subject of a Bankruptcy Event or a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to the last paragraph of Section 2.21) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company and each Credit Party promptly following such determination.
“Designated Subsidiary” means (a) Coupang Corp, (b) each wholly-owned direct Subsidiary of the Company that is a Korean Subsidiary, other than any Immaterial Korean Subsidiary, and (c) each Borrowing Subsidiary.
“Disclosed Litigation” means the matters described in the Company’s public filings made prior to the Effective Date with the SEC under the Securities Exchange Act (other than any portions thereof under any “risk factors” section or other cautionary language).
“Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means June 2, 2025.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, (i) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), (ii) a Defaulting Lender or any of its subsidiaries, or any Person that, upon becoming a Lender hereunder, would constitute any of the foregoing or (iii) the Company, any Subsidiary or any other Affiliate of the Company.
“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement arising pursuant to or based upon any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.
“Environmental Law” means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of hazardous or toxic materials.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, directly or indirectly relating to (a) a violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing; provided that Indebtedness that is convertible into Equity Interests shall not, prior to the date of conversion thereof, constitute Equity Interests.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the Company’s controlled group, or under common control with the Company, within the meaning of Section 414 of the Code.
“ERISA Event” means (a) the occurrence of a reportable event, within the meaning of Section 4043(c) of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Company or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EURIBOR” means, with respect to any Term Benchmark Borrowing denominated in Euro for any Interest Period, the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period.
“EURIBOR Borrowing” means a Borrowing comprised of EURIBOR Loans.
“EURIBOR Loan” means a Loan that bears interest at a rate determined by reference to the Adjusted EURIBOR.
“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for the applicable period, as displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion).
“Euro” or “€”means the single currency of the Participating Member States.
“Event of Default” has the meaning assigned to such term in Article VII.
“Exchange Rate” means, on any day, for purposes of determining the US Dollar Equivalent of an amount denominated in any other currency, the rate of exchange for the purchase of US Dollars with such other currency as last provided (either by publication or as may otherwise be provided to the Administrative Agent) by the applicable Reuters source on the Business Day (determined based on New York City time) immediately preceding such day of determination (or, if a Reuters source ceases to be available or Reuters ceases to provide such rate of exchange, as last provided by such other publicly available information service that provides such rate of exchange at such time as shall be selected by the Administrative Agent from time to time in its reasonable discretion). Notwithstanding the foregoing provisions of this definition or the definition of “US Dollar Equivalent”, each Issuing Bank may, solely for purposes of computing the fronting fees owed to it under Section 2.11(b), compute the US Dollar amounts of the LC Exposures attributable to Letters of Credit issued by it by reference to exchange rates determined using any reasonable method customarily employed by it for such purpose.
“Exchange Rate Date” means (a) with respect to any Loan denominated in a Foreign Currency, each of the following: (i) in the case of any Term Benchmark Loan, the date of the borrowing of, or conversion to, such Loan and the date of each continuation of such Loan and (ii) in the case of any RFR Loan, the date of the borrowing of, or conversion to, such Loan and each date that is on the numerically corresponding day in each calendar month that is one month after the borrowing of, or conversion to, such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in a Foreign Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender becomes a party hereto (other than pursuant to an assignment request by the Company under Section 2.18(b))) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means that certain Revolving Credit and Guaranty Agreement, dated as of February 27, 2021, among the Company, the guarantors party thereto, the lenders and issuing banks from time to time party thereto and JPMorgan, as administrative agent.
“Existing Letter of Credit” means any letter of credit that has been issued by any Issuing Bank (or, any Person that substantially concurrently with the effectiveness of such designation shall become an Issuing Bank as provided herein) for the account of any Borrower or, subject to the requirements set forth in Section 2.05, any subsidiary of a Borrower and, subject to compliance with the requirements set forth in Section 2.05 as to the currency of the denomination of, maximum LC Exposure and expiration of Letters of Credit, has been designated as an Existing Letter of Credit by written notice thereof by the Company and such Issuing Bank to the Administrative Agent (which notice shall contain a representation and warranty by the Company as of the date thereof that the conditions precedent set forth in Sections 4.02(a) and 4.02(b) shall be satisfied immediately after giving effect to such designation).
“Existing Maturity Date” has the meaning specified in Section 2.22(a).
“Extending Lender” has the meaning specified in Section 2.22(b).
“Extension” has the meaning specified in Section 2.22(a).
“Extension Closing Date” has the meaning specified in Section 2.22(b).
“Extension Notice” has the meaning specified in Section 2.22(a).

“Family Member” means, with respect to any natural person, the spouse, ex-spouse, domestic partner, ex-domestic partner, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings (in each case whether by blood relation or adoption) of such natural person or any member of the immediate household of such natural person.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Fee Letter” means the Fee Letter dated March 31, 2025, between JPMorgan and the Company.
“Finance Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as financing leases on a balance sheet of such Person under GAAP, and amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that, without limiting Section 1.04 and for the avoidance of doubt, Finance Lease Obligations shall exclude all obligations that are or would have been treated as operating leases and not reflected on the balance sheet for purposes of GAAP.
“Finance Subsidiary” means any special purpose Subsidiary directly or indirectly wholly-owned by an Originator formed to enter into any Structured Finance Transaction and which is organized in a manner (as determined by the Company in good faith) intended to reduce the likelihood that it would be substantively consolidated with the Company or any of its Subsidiaries (including any Originator, but excluding Finance Subsidiaries) in the event the Company or any of its Subsidiaries (including any Originator) becomes subject to a proceeding under the Bankruptcy Code or any other Debtor Relief Law.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.
“Fitch” means Fitch Ratings, Inc. and any successor to its rating agency business.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR, Adjusted EURIBOR, Adjusted HIBOR, Adjusted TIBOR, each Adjusted Daily Simple RFR, the Central Bank Rate or the Japanese Prime Rate, as applicable.

“Foreign Exchange Transaction Act” means the Foreign Exchange Transactions Act of Korea and the rules and regulations promulgated thereunder.
“Foreign Currency” means each Agreed Currency other than US Dollars.
“Foreign Currency Overnight Rate” means, for any day, with respect to any currency, a rate per annum at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the principal interbank market for such currency, as such rate is determined by the Administrative Agent or the applicable Issuing Bank, as applicable, by such means as the Administrative Agent or such Issuing Bank, as the case may be, shall determine to be reasonable.
“Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if a Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“GAAP” means, subject to Section 1.04, generally accepted accounting principles in the United States.
“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the primary obligor to make payment of such Indebtedness, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit, letter of guaranty or similar instrument issued to support such Indebtedness; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by the chief financial officer of the Company)).
“Guarantee Agreement” means the Guarantee Agreement dated as of the date hereof, among the Company, the Subsidiary Guarantors and the Administrative Agent, together with all supplements thereto.

“Guarantee Requirement” means, at any time, the requirement that:
(a) the Administrative Agent shall have received from the Company and each Designated Subsidiary (i) in the case of the Company and each Person that is a Designated Subsidiary on the Effective Date, a counterpart of the Guarantee Agreement, duly executed and delivered on behalf of such Person (in the case of any Korean Subsidiary, under seal, by the representative director), or (ii) in the case of any Person that becomes a Designated Subsidiary after the Effective Date, a supplement to the Guarantee Agreement, in the form specified therein, duly executed and delivered on behalf of such Person (in the case of any Korean Subsidiary, under seal, by the representative director); and
(b) in the case of any Person that becomes a Designated Subsidiary after the Effective Date, the Administrative Agent shall have received opinions of counsel, documents and certificates with respect to such Designated Subsidiary of the type referred to in Sections 4.01(b) and 4.01(c), in each case, in form, content and scope reasonably satisfactory to the Administrative Agent.
“Hazardous Materials” means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls, per- or poly-fluorinated substances and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.
“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity options or future contracts and other similar interest rate, exchange rate or commodity hedging agreements.
“HIBOR” means, with respect to any Term Benchmark Borrowing denominated in Hong Kong Dollars for any Interest Period, the HIBOR Screen Rate at approximately 11:00 a.m., Hong Kong time, two Business Days prior to the commencement of such Interest Period.
“HIBOR Borrowing” means a Borrowing comprised of HIBOR Loans.
“HIBOR Loan” means a Loan that bears interest at a rate determined by reference to the Adjusted HIBOR.
“HIBOR Screen Rate” means a rate per annum for deposits in Hong Kong Dollars for the applicable period displayed under the heading “HKAB HKD Interest Settlement Rates” on page HKABHIBOR of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion).
“Hong Kong Dollars” or “HK$” means the lawful currency of Hong Kong.
“Immaterial Korean Subsidiary” means any Korean Subsidiary that the Company elects to be an “Immaterial Korean Subsidiary” for purposes hereof, provided that the consolidated total assets of such Korean Subsidiary and its subsidiaries may not exceed $150,000,000 at any time.
“Increase Effective Date” has the meaning specified in Section 2.19.

“Increasing Lender” has the meaning assigned to such term in Section 2.19.
“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (c) all obligations of such Person for the deferred purchase price of property or services, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Finance Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, letters of credit or similar extensions of credit, (g) all Securitization Attributable Indebtedness of such Person, (h) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (but limited, in the event such Indebtedness has not been assumed by such Person and such Person is not otherwise liable therefor, to the lesser of (x) the amount of such Indebtedness and (y) the fair market value of such property securing such Indebtedness), and (i) any Guarantee by such Person of the Indebtedness of another Person.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership of which such Person is a general partner to the extent such Person would be liable therefor under applicable law or any agreement or instrument by virtue of such Person’s ownership interest in such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
Notwithstanding the foregoing, it is understood and agreed that the term “Indebtedness” shall not include (i) accrued expenses and trade payables incurred in the ordinary course of business of such Person, (ii) prepaid or deferred revenue, (iii) earn-outs, purchase price hold-backs, purchase price adjustments and similar deferred payment in respect of Acquisitions (in each case, under this clause (iii), unless such obligation (A) has become fixed and determined and (B) has not been paid within 60 days after becoming due and payable (it being understood that any such obligation that is subject to a good faith ongoing dispute by the Company or any Subsidiary shall not be deemed fixed or determined, or due and payable, pending the settlement or other resolution of such dispute), (iv) obligations in respect of segregated funds received by such Person that are required to be remitted to third parties and arising in the ordinary course of business or consistent with past practice or industry norm and (v) Attributable Indebtedness that is not a Finance Lease Obligation.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 9.03(b).
“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.
“Information” has the meaning specified in Section 9.12.
“Information Memorandum” means the confidential information memorandum dated March 31, 2025 relating to the Company and the Transactions.

“Interest Election Request” means a request by or on behalf of a Borrower to convert or continue a Borrowing in accordance with Section 2.07, which Interest Election Request shall be in the form approved by the Administrative Agent and separately provided to the Company.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Maturity Date, (b) with respect to any RFR Loan, (i) each date that is on the numerically corresponding day in each calendar month that is one month after the borrowing of, or conversion to, such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (ii) the Maturity Date and (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date.
“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the applicable Borrower may elect, or such other period that is 12 months or less as is requested by the applicable Borrower and consented to by all the Lenders; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.13(b)(iv) shall be available for specification in any Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuing Bank” means (a) each of the Persons set forth on Schedule 2.05 and (b) each Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(j) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(k)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch (it being agreed that such Issuing Bank shall, or shall cause such Affiliate or branch to, comply with the requirements of Section 2.05 with respect to such Letters of Credit).
“JPMorgan” means JPMorgan Chase Bank, N.A. and its successors.
“Korea” means the Republic of Korea.

“Korean Financial Transactions Act” means the Act on Reporting and Use of Certain Financial Transaction Information of Korea.
“Korean Subsidiary” means any Guarantor that is organized under the laws of Korea.
“LC Commitment” means, with respect to any Issuing Bank, the maximum amount of the LC Exposure that may be attributable to Letters of Credit that, subject to the terms and conditions hereof, are required to be issued by such Issuing Bank. The amount of each Issuing Bank’s LC Commitment is as set forth on Schedule 2.05 or, in the case of any Issuing Bank that becomes an Issuing Bank hereunder pursuant to Section 2.05(j), as set forth in a written agreement referred to in such Section, or, in each case, is such other maximum amount with respect to any Issuing Bank as may have been agreed in writing (and notified in writing to the Administrative Agent) by such Issuing Bank and the Company.
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the sum of the US Dollar Equivalents of the aggregate amount of all Letters of Credit that remains available for drawing at such time and (b) the sum of the US Dollar Equivalents of the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.21 of the LC Exposure of Defaulting Lenders in effect at such time.
“Lender Related Person” means the Administrative Agent (and any sub-agent thereof), any Arranger, any Lender, any Issuing Bank and any Related Party of any of the foregoing Persons.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Accession Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.
“Letter of Credit” means each Existing Letter of Credit and any other letter of credit (or, with respect to any Issuing Bank, any bank guarantee (or similar instrument) as such Issuing Bank may in its sole discretion approve) issued pursuant to this Agreement, in each case other than any such letter of credit (or bank guarantee (or similar instrument)) that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.
“Leverage Ratio” means, on any date, the ratio of (a) Consolidated Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company most recently ended on or prior to such date.
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” means any lien, security interest or other charge or encumbrance of any kind, including, without limitation, the lien or retained security title of a conditional vendor.
“Loan” means a loan made pursuant to Section 2.01.
“Loan Documents” means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, the Guarantee Agreement, any agreement causing Commitments of the Increasing Lenders to be increased (or cause the Increasing Lenders to extend new Commitments) as contemplated by Section 2.19, any agreement designating an additional Issuing Bank as contemplated by Section 2.05(j), and, except for purposes of Section 9.02, any agreement between the Company and any Issuing Bank regarding such Issuing Bank’s LC Commitment and any promissory note delivered pursuant to Section 2.09(e).
“Loan Parties” means the Company, the Borrowing Subsidiaries (if any) and the Subsidiary Guarantors.
“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition or operations of the Company and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender under this Agreement or any other Loan Document or (c) the ability of any Loan Party to perform its obligations under this Agreement or any other Loan Document.
“Material Indebtedness” means Indebtedness (other than (x) the Loans, Letters of Credit and Guarantees under the Loan Documents, (y) intercompany indebtedness between or among the Company and any Subsidiary or between or among Subsidiaries or (z) Indebtedness of any Finance Subsidiary incurred in any Structured Finance Transaction permitted under Section 6.01(i)), or obligations in respect of one or more Hedge Agreements, of any one or more of the Company and the Subsidiaries in an aggregate principal amount of US$200,000,000 or more. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedge Agreement were terminated at such time.
“Maturity Date” means June 2, 2030, as extended pursuant to Section 2.22; provided that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“MNPI” means material information concerning the Company and its Subsidiaries or their respective securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Exchange Act. For purposes of this definition, “material information” means information concerning the Company and its Subsidiaries, or any of their respective securities, that could reasonably be expected to be material for purposes of the United States federal and state securities laws.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.
“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any ERISA Affiliate and at least one Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” has the meaning specified in Section 2.22(b).
“Non-US Loan Party” means any Loan Party incorporated or organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.
“Note” means a promissory note of any Borrower payable to any Lender, delivered pursuant to a request made under Section 2.09(e), evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Loans made by such Lender.
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be in the form approved by the Administrative Agent and separately provided to the Company.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the foregoing rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees, each payment required to be made by any Borrower under this Agreement in respect of any Letter of Credit (including payments in respect of reimbursement of LC Disbursements, interest thereon and obligations to provide cash collateral) and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any proceeding under any Debtor Relief Law, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Company and its Subsidiaries to any of the Lenders, the Administrative Agent or any Indemnitee, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Originator” means any direct or indirect Subsidiary of the Company formed for the business purpose of originating loans, receivables or similar assets and financing, selling or securitizing the same or that otherwise originates loans, receivables or similar assets, or acquires financial assets or participations therein, in the ordinary course of its business.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b)).
“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation, as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in US Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in US Dollars, the greater of (i) the NYFRB Rate and (ii) an overnight rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (b) with respect to any amount denominated in any Foreign Currency, an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning assigned to such term in Section 9.04(c).
“Participant Register” has the meaning assigned to such term in Section 9.04(c).
“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.
“Payment” has the meaning specified in Section 8.06(c)(i).
“Payment Notice” has the meaning specified in Section 8.06(c)(ii).
“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).
“Permitted Holder” means (a) any natural person listed on Schedule 1.01 and any of his or her Family Members, (b) in the event of the death or incompetence of any natural person described in clause (a) above, such person’s estate, executor, administrator or other personal representative, in each case who at any particular date will beneficially own or have the right to acquire, in each case, directly or indirectly, Equity Interests in the Company, (c) any trust or partnership created for the benefit of any natural person described in clause (a) above, including any trust for the benefit of the Family Members of any natural person described in clause (a) above, and (d) any Person that is a controlled Affiliate of any one or more of the natural persons described in any of the foregoing clauses (a), (b) and (c).
“Permitted Liens” means (a) Liens for Taxes to the extent not required to be paid under Section 5.03; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days or that are being contested in good faith; (c) pledges or deposits (i) to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above; (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; (e) Liens to secure (i) the performance of bids, trade contracts, leases (other than Finance Lease Obligations), surety and appeal bonds, performance bonds and other obligations of a like nature and (ii) letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above; (f) landlords’ Liens under leases to which the Company or any Subsidiary is a party; (g) Liens consisting of leases, subleases, licenses or sublicenses granted to others and not interfering in any material respect with the business of the Company and its Subsidiaries, taken as a whole, and any interest or title of a lessor or licensor under any lease or license, as applicable; (h) (i) Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution and (ii) other Liens on deposit accounts or other funds maintained with a creditor depository institution arising in the ordinary course of business and not created for the purpose of providing collateral for any Indebtedness; (i) customary Liens (i) relating to the establishment of custody, depository, brokerage and clearing accounts and services, credit card, debit card or other similar cards and other payment processing services or other cash management relationships in the ordinary course of business of the Company or any Subsidiary or (ii) relating to pooled deposit or sweep accounts (including, without limitation, Liens on deposit accounts subject to cash pooling arrangements in favor of the financial institutions providing such cash pooling arrangements) of the Company or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and the Subsidiaries; (j) Liens securing judgments for the payment of money not constituting an Event of Default under clause (f) of Article VII or securing appeal or other surety bonds related to such judgments; (k) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof; (l) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases; (m) Liens that are contractual rights of set-off; (n) Liens granted by a Finance Subsidiary on assets collateralizing any Structured Finance Transaction (and any back-up security interest granted in such assets by the relevant Originator in connection with the sale and securitization thereof) or granted on Equity Interests in any Finance Subsidiary, to the extent such Equity Interests collateralize any Structured Finance Transaction; provided that (i) such Liens extend only to the assets subject to such Structured Finance Transaction and the Equity Interests of Finance Subsidiaries and (ii) such Structured Finance Transaction is permitted pursuant to Section 6.01(i); (o) rights of recapture of unused real property in favor of the seller of such property set forth in customary purchase or lease agreements and related arrangements; (p) Liens or security given to public utilities or to any municipality or Governmental Authority when required by the utility, municipality or Governmental Authority in connection with the supply of services or utilities to the Company and its Subsidiaries; and (q) servicing agreements, development agreements, site plan agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other agreements pertaining to the use or development of any of the assets of the Company or any of its Subsidiaries, in each case that do not secure any Indebtedness and do not materially detract from the value of the affected property or interfere with the conduct of business of the Company and its Subsidiaries.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or other entity.
“Plan” means a Single Employer Plan or a Multiple Employer Plan.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent in its reasonable discretion) or in any similar release by the Federal Reserve Board (as determined by the Administrative Agent in its reasonable discretion). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Pro Forma Basis”, when used in reference to any computations, means that such computations are to be made on a basis that gives effect to the applicable acquisition or disposition as if such acquisition or disposition had occurred on the date specified, in a manner consistent with the requirements of the SEC with respect to transaction accounting adjustment and autonomous entity adjustment for pro forma financial information set forth in Article 11 of Regulation S-X under the Securities Exchange Act.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Qualified Material Acquisition” means any Acquisition by the Company and its Subsidiaries in which the sum of (a) total cash consideration paid or payable by the Company and its Subsidiaries (including refinancing of any Indebtedness of the acquired Person) and (b) the aggregate principal amount of existing Indebtedness of the acquired Person (or the acquired business unit, division, product line or line of business) assumed by the Company and its Subsidiaries is US$500,000,000 or more.
“Rating Agency” means any of Moody’s, S&P and Fitch.
“Ratings” means, with respect to any Rating Agency at any time, (a) the public (or, if such rating is not public at such time, then monitored confidential or private) rating assigned by such Rating Agency to the Index Debt or (b) if such Rating Agency shall not have in effect at such time the rating referred to in clause (a) above, then the public (of, if such rating is not public at such time, then monitored confidential or private) corporate rating (however denominated) assigned by such Rating Agency to the Company at such time. It is understood and agreed that if any rating shall cease to be a monitored rating, it shall cease to be eligible for purposes of the term “Ratings”.
So long as any rating referred to above shall be a confidential or private rating, the Company shall provide the applicable Rating Agency with such financial information with respect to the Company and the Subsidiaries as it has provided on a historical basis and as otherwise might be required in order for such Rating Agency to maintain such rating as a monitored rating; provided that failure of the Company to do so with respect to any such rating shall not constitute a Default or an Event of Default, but, upon the occurrence and during the continuance of such failure, such rating shall cease to be eligible for purposes of the term “Ratings”.
“Recipient” means (a) the Administrative Agent, (b) any Lender, (c) any Issuing Bank or (d) any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder.
“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR, 5:00 a.m., Chicago time, on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (b) if such Benchmark is EURIBOR, 11:00 a.m., Brussels time, two TARGET Days preceding the date of such setting, (c) if such Benchmark is TIBOR, 11:00 a.m., Tokyo time, two Business Days preceding the date of such setting, (d) if such Benchmark is the HIBOR, 11:00 a.m., Hong Kong time, on the day that is two Business Days preceding the date of such setting, (e) if the RFR for such Benchmark is SONIA, then four RFR Business Days prior to such setting, (f) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR, the RFR for such Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting or (g) otherwise, the time determined by the Administrative Agent in its reasonable discretion.
“Refinancing Indebtedness” means, with respect to any Indebtedness (the “Original Indebtedness”), any other Indebtedness that extends, renews, refinances or replaces (collectively, a “Refinancing”) such Original Indebtedness (or any prior Refinancing Indebtedness in respect thereof); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Original Indebtedness except by an amount equal to the unpaid accrued interest and premium thereon paid, and fees and expenses incurred, in connection with such Refinancing and (b) the direct and contingent obligors therefor shall not be changed as a result of or in connection with such Refinancing.
“Register” has the meaning specified in Section 9.04(b)(v).
“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in US Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (b) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (c) with respect to a Benchmark Replacement in respect of Loans denominated in Euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (d) with respect to a Benchmark Replacement in respect of Loans denominated in Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto and (e) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (i) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing denominated in US Dollars, the Term SOFR, (b) with respect to any Term Benchmark Borrowing denominated in Euro, the EURIBOR, (c) with respect to any Term Benchmark Borrowing denominated in Hong Kong Dollars, the HIBOR, (d) with respect to any Term Benchmark Borrowing denominated in Yen, the TIBOR, (e) with respect to any RFR Borrowing denominated in US Dollars, the Daily Simple SOFR, and (f) with respect to any RFR Borrowing denominated in Sterling, the Daily Simple SONIA.
“Relevant Screen Rate” means (a) with respect to any Term Benchmark Borrowing denominated in US Dollars, the Term SOFR Reference Rate, (b) with respect to any Term Benchmark Borrowing denominated in Euro, the EURIBOR Screen Rate, (c) with respect to any Term Benchmark Borrowing denominated in Hong Kong Dollars, the HIBOR Screen Rate and (d) with respect to any Term Benchmark Borrowing denominated in Yen, the TIBOR Screen Rate.
“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the Aggregate Revolving Credit Exposure and the unused Aggregate Commitment at such time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, with respect to any Loan Party, the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer, chief accounting officer, head of finance, vice president of finance or corporate controller of such Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01 or 4.03, the secretary or any assistant secretary of such Loan Party, and solely purposes of delivering Borrowing Requests, Interest Election Requests or Notices of Loan Prepayment pursuant to Article II by any Borrower, any other officer or employee of such Borrower so designated by any of the foregoing officers of such Borrower in a notice to the Administrative Agent or any other officer or employee of such Borrower designated in or pursuant to an agreement between the Company and the Administrative Agent. Without limiting the representations and warranties of the Loan Parties set forth in the Loan Documents, any document delivered hereunder that is signed by a Responsible Officer of any Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Lender” has the meaning specified in Section 1.09.
“Reuters” means Thomson Reuters Corporation, Refinitiv or, in each case, any successor thereto.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of (a) the sum of the US Dollar Equivalents of the principal amounts of such Lender’s Loans outstanding at such time and (b) such Lender’s LC Exposure at such time.

“RFR” means (a) for any RFR Loan denominated in Sterling, SONIA and (b) solely following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR, for any RFR Loan denominated in US Dollars, Daily Simple SOFR.
“RFR Borrowing” means any Borrowing comprised of RFR Loans.
“RFR Business Day” means (a) for any Loan denominated in Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) for any Loan denominated in US Dollars, a U.S. Government Securities Business Day.
“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.
“Sale and Leaseback Transaction” means an arrangement relating to any real property owned by the Company or any Subsidiary, where the Company or such Subsidiary sells or transfers such real property to any Person, and such Person or its Affiliates leases such real property back to the Company or any Subsidiary (or leases to the Company or any Subsidiary other real property that the Company or such Subsidiary intend to use for substantially the same purpose as the real property that was sold to such Person).
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject of any Sanctions (as of the date of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Crimea, the non-Ukrainian government-controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions related list of designated Persons maintained by the United States government (including OFAC), the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom or (b) any Person 50% or more owned by, or controlled by, any such Person or Persons.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced by the United States government (including OFAC), the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.
“SEC” means the United States Securities and Exchange Commission.
“Securities Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Securitization Attributable Indebtedness” means, as of any date of determination, the amount of obligations outstanding on such date under the legal documents entered into as part of any Structured Finance Transaction that corresponds to the outstanding net investment (including loans) of, or cash purchase price paid by, the unaffiliated third party purchasers or financial institutions participating in such transaction and, as such, would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase (or, to the extent structured as a secured lending transaction, is principal).

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any ERISA Affiliate and no Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s Website or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR, the Adjusted HIBOR or the Adjusted TIBOR, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Sterling” or “₤” means the lawful currency of the United Kingdom.
“Structured Finance Transaction” means any securitization, warehouse financing, repurchase transaction, whole loan sale transaction or similar financing or monetization of loans or receivables originated by an Originator, or any secured or unsecured hedge or swap related thereto, however named or documented, that (a) is not guaranteed by the Company or any Subsidiary (other than Finance Subsidiaries or, with respect to customary guarantees of performance, an Originator), (b) does not create recourse or obligations to the Company or any Subsidiary (other than an Originator or any Finance Subsidiary), (c) is structured such that recourse and obligations to the relevant Originator in connection with such transactions shall be limited to the extent customary (as determined by the Company in good faith) for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/“absolute transfer” opinion with respect to any transfer by such Originator to a Finance Subsidiary) and (d) none of the Company or any of its Subsidiaries (other than any Finance Subsidiary or, as permitted in clause (c) of this definition, an Originator, and other than Liens granted on the Equity Interests of a Finance Subsidiary constituting a Permitted Lien pursuant to clause (n) of the definition of such term) shall have provided, either directly or indirectly, any credit support of any kind in connection with such Structured Finance Transaction; provided that the Company shall be permitted to provide a guaranty of obligations of any Originator which are permitted pursuant to the above clauses of this definition.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Company.
“Subsidiary Guarantor” means, at any time, each Subsidiary party to the Guarantee Agreement at such time, it being understood that at such time as any Subsidiary is released from its obligations under the Guarantee Agreement in accordance with the terms hereof, such Subsidiary shall cease to be a Subsidiary Guarantor.
“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system (or, if such system ceases to be operative, such other system (if any) determined by the Administrative Agent (in consultation with the Company) to be a suitable replacement).
“TARGET Day” means any day on which T2 is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of Alternate Base Rate), the Adjusted EURIBOR, the Adjusted HIBOR or the Adjusted TIBOR.
“Term SOFR” means, with respect to any Term Benchmark Borrowing denominated in US Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Borrowing” means a Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” means a Loan that bears interest at a rate determined by reference to the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of Alternate Base Rate).
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in US Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum, as published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m., New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five Business Days prior to such Term SOFR Determination Day.
“TIBOR” means, with respect to any Term Benchmark Borrowing denominated in Yen for any Interest Period, the TIBOR Screen Rate at approximately 1:00 p.m., Tokyo time, two Business Days prior to the commencement of such Interest Period.
“TIBOR Borrowing” means a Borrowing comprised of TIBOR Loans.
“TIBOR Loan” means a Loan that bears interest at a rate determined by reference to the Adjusted TIBOR.
“TIBOR Screen Rate” means the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other Person that takes over the administration of that rate) for the applicable period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion).
“Transactions” means (a) the execution, delivery and performance by the Company and any other Loan Party of the Loan Documents to which it is a party and (b)  the borrowing of Loans hereunder, the use of the proceeds thereof and the issuance of the Letters of Credit hereunder.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of Alternate Base Rate), the Adjusted EURIBOR, the Adjusted HIBOR, the Adjusted TIBOR, the Alternate Base Rate or the Adjusted Daily Simple RFR.
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” and “U.S.” mean the United States of America.
“US Dollars” or “US$” refers to lawful money of the United States.
“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in any Foreign Currency, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such Foreign Currency at the time in effect under the provisions of Section 1.05.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.16(f)(ii)(B)(3).
“Voting Stock” means capital stock issued by a corporation, or equivalent interest in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.
“wholly-owned”, when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned subsidiary of such Person or any combination thereof.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yen” or “¥” means the lawful currency of Japan.

Section 1.02.Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Term Benchmark Loan” or an “RFR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Term Benchmark Borrowing” or an “RFR Borrowing”).
Section 1.03.Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation” and the specific inclusion of such phrase in certain clauses shall not imply that such phrase is not included in others. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement or any other Loan Document) herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.
Section 1.04.Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed (other than for purposes of Sections 3.05(a), 5.01(a) and 5.01(b)), and all computations of amounts and ratios referred to herein shall be made without giving effect to (a) any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein, (b) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (c) any valuation of Indebtedness below its full stated principal amount as a result of application of Financial Accounting Standards Board Accounting Standards Update No. 2015-03, it being agreed that Indebtedness shall at all times be valued at the full stated principal amount thereof.
Section 1.05.Exchange Rates. The Administrative Agent shall determine the US Dollar Equivalent of any Borrowing or any Letter of Credit denominated in a Foreign Currency on each applicable Exchange Rate Date, in each case using the Exchange Rate for such Foreign Currency in relation to US Dollars in effect on the date of determination, and such amount shall be the US Dollar Equivalent of such Borrowing or such Letter of Credit until the next calculation thereof pursuant to this sentence.
Section 1.06.Change of Currency.
(a)Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Effective Date shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the European interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency.
(b)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the euro by any member state of the European Union and any relevant market conventions or practices relating to the euro.
(c)Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
Section 1.07.Interest Rates; Benchmark Notification. The interest rate on any Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.13(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to any Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no Liability to any Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.08.Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.09.Blocking Regulations. In relation to any Lender that is incorporated in Germany or otherwise is subject to the regulations referred to below (each, a “Restricted Lender”), any representation, warranty or covenant set forth herein that refers to Sanctions and/or a Sanctioned Person (each, a “Specified Provision”) shall only apply for the benefit of such Restricted Lender to the extent that such Specified Provision would not result in (a) a violation of, conflict with or liability under EU Regulation (EC) 2271/96 (or any implementing law or regulation in any member state of the European Union or any similar applicable blocking or anti-boycott law or regulation in the UK) or (b) a violation of or conflict with section 7 foreign trade rules (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 no. 3 foreign trade law (AWG) (Außenwirtschaftsgesetz)) or a similar anti-boycott statute (the “Mandatory Restrictions”). In the case of any consent or direction by Lenders in respect of any Specified Provision of which a Restricted Lender does not have the benefit due to a Mandatory Restriction, then, notwithstanding anything to the contrary in the definition of Required Lenders, for so long as such Restricted Lender shall be subject to a Mandatory Restriction, the Commitment and Revolving Credit Exposure of such Restricted Lender will be disregarded for the purpose of determining whether the requisite consent of the Lenders has been obtained or direction by the requisite Lenders has been made, it being agreed, however, that, unless, in connection with any such determination, the Administrative Agent shall have received written notice from any Lender stating that such Lender is a Restricted Lender with respect thereto, each Lender shall be presumed, in connection with such determination, not to be a Restricted Lender. In the case of any Non-US Loan Party that is subject to any Mandatory Restriction, such Non-US Loan Party will not be deemed to have made any representation, warranty or covenant that is a Specified Provision if it would result in a violation by such Non-US Loan Party of any Mandatory Restriction.
Article II

THE CREDITS
Section 2.01.Loans. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans denominated in US Dollars or Foreign Currencies to any Borrower from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.10) in (a) the Aggregate Revolving Credit Exposure exceeding the Aggregate Commitment or (b) the Revolving Credit Exposure of any Lender exceeding its Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Loans.
Section 2.02.Borrowings.
(a)Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type and currency made by the Lenders ratably in accordance with their respective Commitments to the same Borrower. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)Subject to Section 2.13, (i) each Borrowing denominated in US Dollars shall be comprised entirely of ABR Loans, Term SOFR Loans or, if applicable pursuant to Section 2.13, Daily Simple SOFR Loans, in each case, as the applicable Borrower may request in accordance herewith, (ii) each Borrowing denominated in Euro shall be comprised entirely of EURIBOR Loans, (iii) each Borrowing denominated in Hong Kong Dollars shall be comprised entirely of HIBOR Loans, (iv) each Borrowing denominated in Sterling shall be comprised entirely of Daily Simple SONIA Loans and (v) each Borrowing denominated in Yen shall be comprised entirely of TIBOR Loans. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.13, 2.14, 2.15 and 2.16 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)At the commencement of each Interest Period for any Term Benchmark Borrowing, and at the time that each ABR Borrowing or RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that (i) any Term Benchmark Borrowing that results from a continuation of an outstanding Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing and (ii) any Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Commitments or, in the case of an ABR Borrowing, that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 (or such greater number as may be agreed to by the Administrative Agent) Term Benchmark Borrowings and RFR Borrowings outstanding.
(d)Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Term Benchmark Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
Section 2.03.Requests for Borrowings. To request a Borrowing, the applicable Borrower (or the Company on its behalf) shall deliver to the Administrative Agent a completed Borrowing Request executed by a Responsible Officer of the applicable Borrower (or of the Company) (a) in the case of a Term Benchmark Borrowing denominated in US Dollars, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of an RFR Borrowing denominated in US Dollars (if such Type is applicable pursuant to Section 2.13), not later than 1:00 p.m., New York City time, five Business Days before the date of the proposed Borrowing, (c) in the case of a Term Benchmark Borrowing denominated in Euro, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing, (d) in the case of a Term Benchmark Borrowing denominated in Hong Kong Dollars or Yen, not later than 1:00 p.m., New York City time, four Business Days before the date of the proposed Borrowing, (e) in the case of an RFR Borrowing denominated in Sterling, not later than 11:00 a.m., New York City time, five RFR Business Days before the date of the proposed Borrowing or (f) in the case of an ABR Borrowing, not later than 2:00 p.m., New York City time, on the date of the proposed Borrowing; provided that if such Borrowing Request is delivered through an Approved Borrower Portal, then the forgoing signature requirements may be waived by the Administrative Agent in its sole discretion. Each Borrowing Request shall be irrevocable (subject to the last paragraph of this Section 2.03) and shall specify the following information in compliance with Section 2.02: (i) the Borrower requesting such Borrowing, (ii) the Agreed Currency and aggregate amount of the requested Borrowing, (iii) the date of such Borrowing, which shall be a Business Day, (iv) whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing, (v) in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”, and (vi) the location and number of the applicable Borrower’s account to which funds are to be disbursed or, in the case of any ABR Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement. If no election as to the Type of Borrowing is specified, then, in the case of a Borrowing denominated in US Dollars, the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
A Borrowing Request in respect of any Borrowing requested to be made on the Effective Date or in connection with any Acquisition may state that such Borrowing Request is conditioned upon the occurrence of the Effective Date or the consummation of such Acquisition, as the case may be, in which case such Borrowing Request may be revoked, or may be modified to change the requested date of such Borrowing, by the applicable Borrower (or the Company on its behalf), in each case, by written notice to the Administrative Agent prior to the date of the proposed Borrowing (or such later time as the Administrative Agent may approve in its sole discretion) if such condition is not, or is not expected to be, satisfied on such date.
Section 2.04.[Reserved].

Section 2.05.Letters of Credit.
(a)General. Subject to the terms and conditions set forth herein, any Borrower may request any Issuing Bank to issue Letters of Credit (or to amend or extend outstanding Letters of Credit) denominated in US Dollars or in any Foreign Currency, for its own account or for the account of any other Borrower or any other Subsidiary of the Company, in a form reasonably acceptable to the applicable Issuing Bank (including, if required by such Issuing Bank, a form that requires the applicable Borrower to be a co-applicant with respect to such Letter of Credit), at any time and from time to time during the Availability Period; provided that (i) no Issuing Bank shall be under any obligation to issue a Letter of Credit if, after giving effect thereto, there shall be more than 20 Letters of Credit outstanding and (ii) no Issuing Bank shall be required (but shall be permitted) to issue any Letter of Credit that is not a standby Letter of Credit. Each Existing Letter of Credit shall be deemed, for all purposes of this Agreement (including paragraphs (d) and (f) of this Section 2.05, to be a Letter of Credit issued hereunder for the account of the applicable Borrower. Notwithstanding anything in this Section 2.05 to the contrary, an Issuing Bank shall not be under any obligation to issue, amend or extend any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority shall by its terms purport to enjoin or restrain such Issuing Bank from issuing, amending or extending such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it or (ii) the issuance of such Letter of Credit would violate one or more policies of general applicability of such Issuing Bank.
(b)Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment or extension of an outstanding Letter of Credit (other than an automatic extension permitted pursuant to paragraph (c) of this Section 2.05), the applicable Borrower shall deliver to the applicable Issuing Bank and the Administrative Agent (including any delivery through an Approved Borrower Portal, if arrangements for doing so have been approved by the Administrative Agent and the applicable Issuing Bank), reasonably in advance of the requested date of issuance, amendment or extension, a written notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the requested date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the amount of such Letter of Credit, the currency of such Letter of Credit (which shall comply with paragraph (a) of this Section 2.05), the name and address of the beneficiary thereof and such other information as shall be necessary to enable the applicable Issuing Bank to prepare, amend or extend such Letter of Credit. In addition, the applicable Borrower shall enter into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the applicable Issuing Bank and using such Issuing Bank’s standard form (each, a “Letter of Credit Agreement”). Notwithstanding anything contained in any Letter of Credit Agreement, in the event of any conflict between the terms and conditions of such Letter of Credit Agreement and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended or extended only if (and upon each issuance, amendment or extension of any Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension, (i) the total LC Exposure will not exceed US$400,000,000, (ii) the Aggregate Revolving Credit Exposure will not exceed the Aggregate Commitment, (iii) the Revolving Credit Exposure of each Lender will not exceed its Commitment, (iv) the portion of the LC Exposure attributable to Letters of Credit issued by any Issuing Bank shall not exceed the LC Commitment of such Issuing Bank or (v) in the event the Maturity Date shall have been extended as provided in Section 2.22, the LC Exposure attributable to Letters of Credit expiring after such Maturity Date will not exceed the sum of the Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit.

(c)Expiration Date. Each Letter of Credit shall by its terms expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year after the current expiration thereof) and (ii) the date that is five Business Days prior to the Maturity Date; provided that any Letter of Credit may contain customary automatic extension provisions agreed upon by the applicable Borrower and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such extension from occurring by giving notice to the beneficiary in advance of any such extension.
(d)Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof) and without any further action on the part of the applicable Issuing Bank or any Lender, the Issuing Bank that is the issuer thereof hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank under such Letter of Credit and not reimbursed by the applicable Borrower on the date due as provided in paragraph (f) of this Section 2.05, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason, including after the Maturity Date, each such payment to be made in the currency of such LC Disbursement. Each Lender acknowledges and agrees that (i) its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit and to make payments in respect of such acquired participations are absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default, any reduction or termination of the Commitments, or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of the ISP or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Commitments and (ii) each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that, in issuing, amending or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrowers deemed made pursuant to Section 4.02.
(e)Disbursements. Each Issuing Bank shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it and shall promptly after such examination notify the Administrative Agent and the applicable Borrower by telephone or email (and, in the case of telephonic notice, confirmed by email) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that such notice need not be given prior to payment by such Issuing Bank and any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.
(f)Reimbursements. If an Issuing Bank shall make an LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement, in the currency of such LC Disbursement, not later than 2:00 p.m., New York City time, on (i) the second Business Day immediately following the day that such Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt (and such day is a Business Day) or (ii) the third Business Day immediately following the day that such Borrower receives such notice, if otherwise; provided that in the case of an LC Disbursement in US Dollars, if the amount of such LC Disbursement is US$1,000,000 or more, the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If such Borrower fails to reimburse any LC Disbursement by the time specified above, the applicable Issuing Bank shall notify the Administrative Agent, whereupon the Administrative Agent shall notify each Lender of such failure, the amount and currency of the payment then due from such Borrower in respect of the applicable LC Disbursement and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the amount then due from such Borrower in the currency of such LC Disbursement, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for an LC Disbursement (other than the funding of an ABR Borrowing as contemplated above) shall not constitute a Loan and shall not relieve any Borrower of its obligation to reimburse such LC Disbursement.
(g)Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section 2.05 is absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement or any other Loan Document, or any term or provision thereof or hereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of the ISP or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, the applicable Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any other act, failure to act or other event or circumstance; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, unless a court of competent jurisdiction shall have determined, by final and nonappealable judgment, that an Issuing Bank shall have acted with gross negligence or willful misconduct in respect of such determination, such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(h)Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement in full, at (i) in the case of any LC Disbursement denominated in US Dollars, the rate per annum then applicable to ABR Loans and (ii) in the case of an LC Disbursement denominated in any Foreign Currency, a rate per annum equal to the applicable Foreign Currency Overnight Rate plus the

Applicable Rate used to determine interest applicable to Term Benchmark Loans; provided that if such Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section 2.05, Section 2.12(f) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section 2.05 to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the applicable Borrower reimburses the applicable LC Disbursement in full.
(i)Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Banks and the Lenders, an amount in cash and in the currency of each applicable Letter of Credit equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (e) of Article VII. The Borrowers also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.10(b) or 2.21. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to, in the case of any such application at a time when any Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Defaults have been cured or waived. If the Borrowers are required to provide an amount of cash collateral hereunder pursuant to Section 2.10(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers to the extent that the applicable excess referred to in such Section shall have been eliminated and no Default shall have occurred and be continuing. If the Borrowers are required to provide an amount of cash collateral hereunder pursuant to Section 2.21, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers as promptly as practicable to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Commitments of the Non-Defaulting Lenders and/or the remaining cash collateral and no Default shall have occurred and be continuing.
(j)Designation of Additional Issuing Banks. The Company may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned), designate as additional Issuing Banks one or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the Company, the Administrative Agent and such designated Lender and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an issuer of Letters of Credit hereunder.

(k)Termination of an Issuing Bank. The Company may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the 10th Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.11(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit or be required to amend or extend any existing Letter of Credit.
(l)Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section 2.05, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions and amendments, all expirations and cancellations and all disbursements and reimbursements and (ii) such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.
(m)LC Exposure Determination. For all purposes of this Agreement, (i) the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination and (ii) if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the applicable Borrower and each Lender hereunder shall remain in full force and effect until the Issuing Banks and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
(n)Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary (other than a Borrowing Subsidiary), or states that a Subsidiary (other than a Borrowing Subsidiary) is the “account party”, “applicant”, “customer”, “instructing party”, or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Company (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder, the payment of interest thereon and the payment of fees due under Section 2.11(b)) as if such Letter of Credit had been issued solely for the account of the Company and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for its Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
Section 2.06.Funding of Borrowings.
(a)Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 12:00 noon, New York City time (or, in the case of ABR Loans, if later, the time that is two hours after the delivery to the Administrative Agent of the applicable Borrowing Request), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative

Agent will make such Loans available to the applicable Borrower by promptly remitting the amounts so received, in like funds, to the account designated in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the applicable Issuing Bank specified in the applicable Borrowing Request.
(b)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made such Lender, the Overnight Rate or (ii) in the case of a payment to be made by such Borrower, the interest rate applicable to the subject Loan pursuant to Section 2.12. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If the applicable Borrower and the applicable Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any such payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
Section 2.07.Interest Elections.
(a)Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing (if denominated in US Dollars) to a different Type and, in the case of a Term Benchmark Borrowing, may continue such Borrowing and may elect Interest Periods therefor, all as provided in this Section 2.07. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)To make an election pursuant to this Section 2.07, the applicable Borrower (or the Company on its behalf) shall notify the Administrative Agent of such election by delivery to the Administrative Agent of a completed Interest Election Request executed by a Responsible Officer of the applicable Borrower (or of the Company) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election; provided that if such Interest Election Request is delivered through an Approved Borrower Portal, then the forgoing signature requirements may be waived by the Administrative Agent in its sole discretion. Notwithstanding any contrary provision herein, this Section 2.07 shall not be construed to permit the applicable Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(d), or (iii) convert any Borrowing to a Borrowing of a Type not available for such Borrowing.
(c)Each Interest Election Request shall be irrevocable and shall specify the following information in compliance with Section 2.02: (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; (iii) whether the resulting Borrowing is to be an ABR Borrowing (in the case of Borrowings denominated in US Dollars), a Term Benchmark Borrowing or an RFR Borrowing; and (iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”. If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein and subject to Section 2.13, at the end of such Interest Period, such Borrowing shall automatically continue as a Term Benchmark Borrowing in the same Agreed Currency with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, and the Administrative Agent, at the request of the Required Lenders, so notifies the Company (provided that no such notice shall be required in the case of an Event of Default under clause (e) of Article VII with respect to any Borrower), then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in US Dollars may be converted to or continued as a Term Benchmark Borrowing, (ii) unless repaid, each Term Benchmark Borrowing denominated in US Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) no Term Benchmark Borrowing denominated in a Foreign Currency may have an Interest Period with a duration of greater than one month.
Section 2.08.Termination and Reduction of Commitments.
(a)Unless previously terminated, the Commitments shall automatically terminate on the Maturity Date.
(b)The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of US$1,000,000 and not less than US$5,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, (A) the Revolving Credit Exposure of any Lender would exceed its Commitment or (B) the Aggregate Revolving Credit Exposure would exceed the Aggregate Commitment.
(c)The Company shall notify the Administrative Agent in writing of any election to terminate or reduce the Commitments under clause (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section 2.08 shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of a specified transaction, in which case such notice may be revoked, or may be modified to change the effective date of the applicable termination or reduction, in each case, by the Company (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage.
Section 2.09.Repayment of Loans; Evidence of Debt.
(a)Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan made by such Lender to such Borrower on the Maturity Date in the currency of such Loan.
(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)The entries made in the accounts maintained pursuant to clauses (b) and (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
Section 2.10.Prepayment of Loans.
(a)The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of Section 2.10(c).
(b)If, on any date, the Aggregate Revolving Credit Exposure shall exceed the Aggregate Commitment, then (i) on the last day of any Interest Period for any Term Benchmark Borrowing and (ii) on any day on which any RFR Borrowing or any ABR Borrowing is outstanding, the applicable Borrowers shall prepay Loans in an aggregate amount equal to the lesser of (A) the amount necessary to eliminate such excess (after giving effect to any other prepayment of Loans on such day) and (B) the amount of the applicable Borrowings referred to in clause (i) or (ii), as applicable. If, on any date, the Aggregate Revolving Credit Exposure shall exceed 105% of the Aggregate Commitment, then the applicable Borrowers shall, not later than the next Business Day, prepay one or more Borrowings (and, if no Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(i)) in an aggregate amount equal to the lesser of (i) the amount necessary to eliminate such excess and (ii) the Aggregate Revolving Credit Exposure.
(c)The applicable Borrower (or the Company on its behalf) shall notify the Administrative Agent of any prepayment pursuant to this Section 2.10 by delivery of a completed Notice of Loan Prepayment executed by a Responsible Officer of the applicable Borrower (or of the Company) (i) in the case of prepayment of a Term Benchmark Borrowing denominated in US Dollars, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of a prepayment of an RFR Borrowing denominated in US Dollars, not later than 1:00 p.m., New York City time, five Business Days before the date of prepayment, (iii) in the case of prepayment of a Term Benchmark Borrowing denominated in Euro, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment, (iv) in the case of a prepayment of a Term Benchmark Borrowing denominated in Hong Kong Dollars or Yen, not later than 1:00 p.m., New York City time, four Business Days before the date of prepayment, (v) in the case of prepayment of an RFR Borrowing denominated in Sterling, not later than 11:00 a.m., New York City time, five RFR Business Days before the date of prepayment or (vi) in the case of prepayment of an ABR Borrowing, not later than 2:00 p.m., New York City time, on the date of prepayment (or, in the case of a prepayment pursuant to Section 2.10(b), as promptly as practicable thereafter); provided that if such Notice of Loan Prepayment is delivered through an Approved Borrower Portal, then the forgoing signature requirements may be waived by the Administrative Agent in its sole discretion. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of optional prepayment may state that such notice is conditioned upon the effectiveness of a specified transaction, in which case such notice may be revoked, or may be modified to change the effective date of the applicable prepayment, in each case, by the Company (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be subject to Section 2.15.
Section 2.11.Fees.
(a)The Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the “Commitment Fee”), which shall accrue at the Applicable Rate on the daily amount of the unused Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Commitment Fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the 15th day following such last day, commencing on the first such date to occur after the Effective Date, and accrued Commitment Fees shall also be payable on the date on which the Commitments terminate. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)The Company agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Term Benchmark Loans on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Company and such Issuing Bank on the daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any such LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit or processing of drawings thereunder, and other standard costs and charges of such Issuing Bank relating the Letters of Credit as from time to time in effect. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the 15th day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times specified in the Fee Letter.
(d)All fees payable hereunder shall be paid on the dates due, in US Dollars and immediately available funds, to the applicable party (or, in the case of Commitment Fees and participation fees, to the Administrative Agent for distribution to the Lenders). Fees paid shall not be refundable under any circumstances.

Section 2.12.Interest.
(a)The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR, the Adjusted EURIBOR, the Adjusted HIBOR or the Adjusted TIBOR, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)Each RFR Loan shall bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Rate.
(d)Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan or LC Disbursement, 2% per annum plus the rate otherwise applicable to such Loan or LC Disbursement as provided in the preceding paragraphs of this Section 2.12 or Section  2.05(h) or (ii) in the case of any other amount, 2% per annum plus the rate applicable to ABR Loans as provided in clause (a) of this Section.
(e)Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to clause (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(f)Interest computed by reference to the Term SOFR, the EURIBOR, the HIBOR, the TIBOR, Daily Simple SOFR (if applicable pursuant to Section 2.13) or the Alternate Base Rate (except when based on the Prime Rate) hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Daily Simple SONIA or the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted Term SOFR, Adjusted EURIBOR, Adjusted HIBOR, Adjusted TIBOR or Adjusted Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 2.13.Alternate Rate of Interest.
(a)Subject to Section 2.13(b), if:
(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR, the Adjusted EURIBOR, the Adjusted HIBOR or the Adjusted TIBOR, as the case may be, for such Interest Period (including because the Relevant Screen Rate is not available or published on a current basis) or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency; or
(ii)the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR, the Adjusted EURIBOR, the Adjusted HIBOR or the Adjusted TIBOR, as the case may be, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest

Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in the applicable RFR Borrowing;
then the Administrative Agent shall give notice (which may be by telephone) thereof to the Company and the Lenders as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower (or the Company on its behalf) delivers a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) in the case of Loans denominated in US Dollars, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing for such Interest Period and any Borrowing Request that requests a Term Benchmark Borrowing for such Interest Period, shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing denominated in US Dollars so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or Section 2.13(a)(ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR is also the subject of Section 2.13(a)(i) or Section 2.13(a)(ii) above and (B) in the case of Loans denominated in any Foreign Currency, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing for such Interest Period and any Borrowing Request that requests a Term Benchmark Borrowing for such Interest Period or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 2.13(a) with respect to the Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower (or the Company on its behalf) delivers a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) in the case of Loans denominated in US Dollars, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, (x) an RFR Loan denominated in US Dollars so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or Section 2.13(a)(ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR is also the subject of Section 2.13(a)(i) or Section 2.13(a)(ii) above, on such day, and (2) any RFR Loan shall on and from such day convert to, and shall constitute, an ABR Loan and (B) in the case of Loans denominated in any Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loan denominated in any Foreign Currency shall, at the Company’s election prior to such day, either (A) be prepaid in full by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, be deemed to be a Term Benchmark Loan denominated in US Dollars (in a principal amount that is equal to the US Dollar Equivalent of the aggregate principal amount of such Term Benchmark Loan denominated in such Foreign Currency) and shall accrue interest at the same interest rate as would be applicable to Term Benchmark Loans denominated in US Dollars at such time (assuming successive Interest Periods of one month) and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loan denominated in such Foreign Currency shall, at the Company’s election prior to such day, either (A) be prepaid in full by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such RFR Loan, be deemed to be an ABR Loan denominated in US Dollars (in a principal amount that is equal to the US Dollar Equivalent of the principal amount of such RFR Loan) and shall accrue interest at the same interest rate as would be applicable to ABR Loans at such time. Interest on any CBR Loan shall be payable, and principal of any CBR Loan shall be payable or prepayable, in each case, as would be applicable to the Loan that was converted into such CBR Loan.
(b)(i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to US Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(i)Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(ii)The Administrative Agent will promptly notify the Company and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13(b).
(iii)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR, the EURIBOR, the HIBOR or the TIBOR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(iv)Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower (or the Company on its behalf) may revoke any request for a borrowing of, conversion to or continuation of Term Benchmark Loans or RFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (x) the applicable Borrower will be deemed to have converted any request for a Term Benchmark Borrowing denominated in US Dollars into a request for a borrowing of or conversion to (A) an RFR Borrowing denominated in US Dollars so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event and (y) any request for a borrowing of, conversion to or continuation of any Term Benchmark Borrowing or RFR Borrowing denominated in an Foreign Currency shall be ineffective. Furthermore, if any Term Benchmark Loan or RFR Loan denominated in any Agreed Currency is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.13(b), (A) in the case of Loans denominated in US Dollars, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, (x) an RFR Loan denominated in US Dollars so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day convert to, and shall constitute, an ABR Loan and (B) in the case of Loans denominated in any Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loan denominated in any Foreign Currency shall, at the Company’s election prior to such day, either (A) be prepaid in full by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, be deemed to be a Term Benchmark Loan denominated in US Dollars (in a principal amount that is equal to the US Dollar Equivalent of the aggregate principal amount of such Term Benchmark Loan denominated in such Foreign Currency) and shall accrue interest at the same interest rate as would be applicable to Term Benchmark Loans denominated in US Dollars at such time (assuming successive Interest Periods of one month) and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loan denominated in such Foreign Currency shall, at the Company’s election prior to such day, either (A) be prepaid in full by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such RFR Loan, be deemed to be an ABR Loan denominated in US Dollars (in a principal amount that is equal to the US Dollar Equivalent of the principal amount of such RFR Loan) and shall accrue interest at the same interest rate as would be applicable to ABR Loans at such time. Interest on any CBR Loan shall be payable, and principal of any CBR Loan shall be payable or prepayable, in each case, as would be applicable to the Loan that was converted into such CBR Loan. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current

Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.
Section 2.14.Increased Costs.
(a)If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted EURIBOR, the Adjusted HIBOR or the Adjusted TIBOR, as applicable) or any Issuing Bank;
(ii)impose on any Lender, any Issuing Bank or the applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participations therein; or
(iii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making, converting, continuing or maintaining any Loan (or of maintaining its obligation to make any Loan), to increase the cost to such Lender, Issuing Bank or other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount), then, from time to time upon request of such Lender, Issuing Bank or other Recipient, the Company will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs or expenses incurred or reduction suffered.
(b)If any Lender or Issuing Bank determines in good faith that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of or Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then, from time to time upon request of such Lender or Issuing Bank, the Company will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
(c)If the cost to any Lender of making, converting, continuing or maintaining any Loan to (or of maintaining its obligation to make any Loan) or the cost to any Lender or any Issuing Bank of participating in, issuing or maintaining any Letter of Credit issued for the account of any Borrowing Subsidiary (or of maintaining its obligation to participate in or issue any such Letter of Credit) is increased (or the amount of any sum received or receivable by any Lender or any Issuing Bank (or its applicable lending office) is reduced) by reason of the fact that such Borrowing Subsidiary is organized in, has its principal place of business in, or borrows from, a jurisdiction outside the United States of America, such Borrowing Subsidiary shall indemnify such Lender or such Issuing Bank from time to time for such increased cost incurred or reduction suffered.

(d)A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in clause (a), (b) or (c) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof; provided that a Lender shall not be entitled to any compensation pursuant to clause (a), (b) or (c) of this Section to the extent such Lender is not generally imposing such changes or requesting such compensation from other similarly situated borrowers under similar circumstances.
(e)Failure or delay on the part of any Recipient to demand compensation pursuant to clause (a), (b) or (c) of this Section shall not constitute a waiver of such Recipient’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender pursuant to clause (a) or (b) of this Section for any increased costs or expenses or reductions incurred more than 180 days prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or expenses or reductions, and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.15.Break Funding Payments. In the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.10), (b) any conversion or continuation of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked in accordance therewith) or (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.18(b), then, in any such event, the Company shall compensate each Lender for the loss, cost and expense (but not for the loss of any anticipated profits) attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Term SOFR, the Adjusted EURIBOR, the Adjusted HIBOR or the Adjusted TIBOR, as the case may be, that would have been applicable to such Loan (and without taking into account the Applicable Rate) for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the Adjusted Term SOFR, the Adjusted EURIBOR, the Adjusted HIBOR or the Adjusted TIBOR, as the case may be, that would have been applicable to such Loan (and without taking into account the Applicable Rate), for an Interest Period commencing on the date of such event and ending at or as nearly as possible to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the last day of the period that would have been the Interest Period for such Loan). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Section 2.16.Taxes.
(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any Borrower or the Administrative Agent shall determine in its good-faith judgment that it is required to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent may make such withholdings or deductions, (B) such Loan Party or the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority to the extent required by applicable law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by such Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including withholdings or deductions applicable to additional sums payable under this Section 2.16) the applicable

Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)Payment of Other Taxes by the Loan Parties. Without limiting the provisions of clause (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, Other Taxes.
(c)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.16, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)Indemnification by the Company. The Company (or the applicable Borrowing Subsidiary) shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).
(f)Status of Lenders; Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.16(f)(ii)(A), 2.16(f)(ii)(B) and 2.16(f)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing:
(A)any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable;
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Effective Date.
(iii)The Administrative Agent shall provide the Company with two properly completed and duly executed copies IRS Form W-9 certifying that the Administrative Agent is exempt from U.S. federal backup withholding.
(iv)Each Lender and the Administrative Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
(g)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 or with respect to which additional amounts have been paid pursuant to this Section 2.16, it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such indemnified party, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the indemnifying party, upon the request of the indemnified party, agrees to repay the amount paid over to the indemnifying party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the indemnified party in the event the indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable indemnified party be required to pay any amount to the indemnifying party pursuant to this clause (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)For purposes of this Section 2.16, the term “Lender” includes any Issuing Bank, and the term “Foreign Lender” includes any Issuing Bank that is not a U.S. Person.

Section 2.17.Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to (i) in the case of payments denominated in US Dollars, 2:00 p.m., New York City time, and (ii) in the case of payments denominated in a Foreign Currency, the Applicable Time specified by the Administrative Agent, in each case on the date when due, in immediately available funds, free and clear of and without condition or deduction for any counterclaim, defense, recoupment or set-off. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to such account as shall be specified in an Administrative Questionnaire provided by the Administrative Agent to the Company from time to time, except that payments required to be made directly to any Issuing Bank shall be so made and payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. All payments hereunder of principal or interest in respect of any Loan or LC Disbursement shall, except as otherwise expressly provided herein, be made in the currency of such Loan or LC Disbursement; all other payments hereunder and under each other Loan Document shall be made in US Dollars. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section 2.17, if, after the making of any Borrowing in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Borrowing was made (the “Original Currency”) no longer exists or the applicable Borrower is not able to make payment to the Administrative Agent for the account of the Lenders or an Issuing Bank in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in US Dollars in an amount equal to the US Dollar Equivalent (determined as of the date of payment) of such payment due, it being the intention of the parties hereto that such Borrower takes all risks of the imposition of any such currency control or exchange regulations.
(b)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of any fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent) payable to the Administrative Agent in its capacity as such, (ii) second, towards payment of interest and other fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and such fees then due to such parties, and (iii) third, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursement then due to such parties.
(c)If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any other Loan Document (for the avoidance of doubt, in each case, as it may be amended from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any Person that is an Eligible Assignee. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.
(d)Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lenders or Issuing Banks hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the applicable Lenders or Issuing Banks severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to such Lender or Issuing Bank but excluding the date of payment to the Administrative Agent, at the Overnight Rate.
(e)To the extent that any payment by or on behalf of a Borrower is made to the Administrative Agent, any Lender or any Issuing Bank, or the Administrative Agent, any Lender or any Issuing Bank exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender or Issuing Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender and Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Overnight Rate. The obligations of the Lenders and Issuing Banks under clause (ii) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
(f)In the event that, due to the failure of the Company to give timely notice pursuant to Section 5.01(e) or otherwise in connection with the Ratings, the Borrowers shall have paid any interest or fees hereunder at rates lower than those that were in fact applicable for any period (based on the actual Ratings), then, if such underpayment is discovered prior to the termination of this Agreement, (i) if the determination of such underpayment shall have been made by any Borrower, the Company shall, promptly after such determination, notify the Administrative Agent in writing thereof and (ii) the applicable Borrowers shall pay to the Administrative Agent, for distribution to the Lenders as their interests may appear, the accrued interest or fees that should have been paid but were not paid as a result of such underpayment, such payment to be made promptly upon (and in no event later than two Business Days after) the determination by the Administrative Agent of the actual amount of such additional interest or fees. Notwithstanding anything to the contrary in this Agreement, any such additional interest or fees hereunder shall not be due and payable until they are due and payable pursuant to this paragraph and, accordingly, such underpayment of such interest or fees shall not, in itself, constitute a Default (whether retroactively or otherwise).
Section 2.18.Mitigation Obligations; Replacement of Lenders.
(a)If any Lender requests compensation under Section 2.14, or any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender gives notice pursuant to Section 2.24, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 2.24, as applicable, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)If (i) any Lender requests compensation under Section 2.14, (ii) any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Lender becomes a Defaulting Lender, (iv) any Lender becomes a Non-Extending Lender, (v) any Lender provides notice pursuant to Section 2.24 or (vi) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 9.02 requires the consent of all the Lenders (or all the affected Lenders) and with respect to which the Required Lenders shall have granted their consent, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payment pursuant to Section 2.14 or 2.16) and obligations under the Loan Documents to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment); provided that (A) the Company shall have received the prior written consent of the Administrative Agent (and, in circumstances where its consent would be required under Section 9.04, each Issuing Bank), which consent shall not unreasonably be withheld, delayed or conditioned, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and, if applicable, participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts), (C) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments, and (D) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.
Section 2.19.Incremental Facility. The Company may at any time and from time to time, by written agreement executed by the Company and one or more financial institutions that is an Eligible Assignee (any such financial institution being referred to as an “Increasing Lender”) and delivered to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), cause Commitments of the Increasing Lenders to be increased (or cause the Increasing Lenders to extend new Commitments) in an amount for each Increasing Lender set forth in such agreement; provided that (i) no Lender shall have any obligation to increase its Commitment pursuant to this paragraph, (ii) all new Commitments and increases in existing Commitments becoming effective under this paragraph during the term of this Agreement shall not exceed US$750,000,000 in the aggregate, (iii) each Increasing Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent and each Issuing Bank (in each case, which approval shall not be unreasonably withheld, delayed or conditioned) and (iv) each Increasing Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed accession agreement in a form reasonably satisfactory to the Administrative Agent and the Company (an “Accession Agreement”). Upon the effectiveness of any Accession Agreement to which any Increasing Lender is a party (and the effectiveness of the new Commitment of such Lender in accordance with this paragraph), such Increasing Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a Lender hereunder and subject to all obligations of a Lender hereunder. New Commitments and increases in Commitments shall become effective on the date specified in the applicable agreement delivered pursuant to this paragraph; provided that no increase in the Commitments (or in the Commitment of any Lender) pursuant to this paragraph shall become effective unless (A) the Administrative Agent shall have received documents consistent with those delivered under Sections 4.01(b) and 4.01(c), giving effect to such increase, (B) on the effective date of such increase, the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct (x) in the case of the representations and warranties qualified as to materiality, in all respects and (y) otherwise, in all material respects, in each case on and as of the date of such effectiveness, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date, (C) on the effective date of such increase, no Default shall have occurred and be continuing, (D) the Administrative Agent shall have received a certificate dated such date and executed by a Responsible Officer of the Company to the effect that the conditions set forth in clauses (A) and (B) above shall have been satisfied, (E) the Company and each Subsidiary Guarantor shall have executed and delivered a reaffirmation agreement, in form and substance reasonably satisfactory to the Administrative Agent,  with respect to its obligations under the Loan Documents and (F) each Loan Party that is a Korean Subsidiary shall have filed, and the Bank of Korea shall have accepted, any required amendment reporting to the applicable BOK Reporting. The Administrative Agent shall notify the Company and the Lenders of the effective date of the increase in the Commitments pursuant to this paragraph (the “Increase Effective Date”), and such notice shall be conclusive and binding. On the Increase Effective Date with respect to any increase in the Commitments pursuant to this paragraph (a “Commitment Increase”), (i) each Increasing Lender that shall have had a Commitment prior to the Commitment Increase shall pay to the Administrative Agent in same day funds and in the applicable currency an amount equal to the difference between (A) the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of each Borrowing then outstanding and (B) the product of (1) such Lender’s Applicable Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of such Borrowing, (ii) each Increasing Lender that shall not have had a Commitment prior to the Commitment Increase shall pay to the Administrative Agent in same day funds and in the applicable currency an amount equal to the product of (1) such Increasing Lender’s Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of each Borrowing then outstanding, (iii) after the Administrative Agent receives the funds specified in clauses (i) and (ii) above, the Administrative Agent shall pay to each Lender in the applicable currency the portion of such funds that is equal to the difference between (A) the product of (1) such Lender’s Applicable Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of each Borrowing then outstanding, and (B) the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of such Borrowing and (iv) each Lender shall be deemed to hold its Applicable Percentage of each Borrowing then outstanding (calculated after giving effect to the Commitment Increase).
Section 2.20.Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrowers in respect of any sum due to any Lender, any Issuing Bank or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender, such Issuing Bank or the Administrative Agent, as the case may be, of any sum adjudged to be so due in such other currency such Lender, such Issuing Bank or the Administrative Agent, as the case may be, may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender, such Issuing Bank or the Administrative Agent, as the case may be, in the specified currency, the applicable Borrower, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, shall indemnify such Lender, such Issuing Bank or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender, any Issuing Bank or the Administrative Agent, as the case may be, in the specified currency and (b) in the case of any Lender, any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.17, the Administrative Agent, such Lender or such Issuing Bank, as the case may be, agrees to remit such excess to the Company.
Section 2.21.Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a)the Commitment and the Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;
(b)any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment on any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to cash collateralize LC Exposure with respect to such Defaulting Lender in accordance with this Section 2.21; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Borrowing in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section 2.21; sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (ii) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;
(c)the Commitment Fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.11(a);
(d)if any LC Exposure exists at the time such Lender becomes a Defaulting Lender, then:
(i)the LC Exposure of such Defaulting Lender (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.05(d) and 2.05(f)) shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that, with respect to each Non-Defaulting Lender, the sum of such Non-Defaulting Lender’s Revolving Credit Exposures plus such Defaulting Lender’s LC Exposure (excluding the portion thereof referred to above) to be reallocated to such Non-Defaulting Lender does not exceed such Non-Defaulting Lender’s Commitment;

(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent, cash collateralize for the benefit of the Issuing Banks the portion of such Defaulting Lender’s LC Exposure (other than any portion thereof referred to in the parenthetical in such clause (i)) that has not been reallocated as set forth in such clause in accordance with the procedures set forth in Section 2.05(i) for so long as such LC Exposure is outstanding;
(iii)if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such portion of such Defaulting Lender’s LC Exposure so long as such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.11(a) and 2.11(b) shall be adjusted to give effect to such reallocation; and
(v)if all or any portion of such Defaulting Lender’s LC Exposure that is subject to reallocation pursuant to clause (i) above is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.11(b) with respect to such portion of its LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such portion of the LC Exposure of such Defaulting Lender attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(vi)so long as such Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or extend any Letter of Credit unless, in each case, it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be fully covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral provided by the Borrowers in accordance with clause (d) above, and participation interests in any such issued, amended or extended Letter of Credit will be allocated among the Non-Defaulting Lenders in a manner consistent with clause (d)(i) above (and such Defaulting Lender shall not participate therein).
In the event that the Administrative Agent, the Company and each Issuing Bank agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans and such of the funded participations in LC Disbursements of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans and participations in accordance with its Applicable Percentage, and such Lender shall thereupon cease to be a Defaulting Lender. Notwithstanding the fact that any Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, (i) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender, (ii) all amendments, waivers or modifications effected without its consent in accordance with the provisions of Section 9.02 and this Section 2.21 during such period shall be binding on it and (iii) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 2.22.Extension of Maturity Date.
(a)The Company may, on no more than two occasions, by written notice (an “Extension Notice”) delivered to the Administrative Agent, request an extension (each, an “Extension”)

of the Maturity Date to a date no later than the first anniversary of the then existing Maturity Date (such existing Maturity Date, the “Existing Maturity Date”); provided that not more than a single Extension may be effected in any period of 12 consecutive months and, after giving effect thereto, the Maturity Date may not be more than five years after the applicable Extension Closing Date.
(b)The Administrative Agent shall promptly furnish a copy of each Extension Notice to each Lender, and shall request that each Lender advise the Administrative Agent whether or not such Lender agrees to the requested Extension within 20 days of delivery to such Lender of such Extension Notice; provided that any Lender that does not advise the Administrative Agent by the 20th day after the date of such Extension Notice shall be deemed to be have declined the requested Extension (each Lender agreeing to the requested Extension being called an “Extending Lender”, and each Lender declining or deemed to have declined to agree to the requested Extension being called a “Non-Extending Lender”). The decision to agree or withhold agreement to any Extension hereunder shall be at the sole discretion of each Lender. If Lenders constituting not less than the Required Lenders shall have agreed to extend the Maturity Date before the anniversary of the Effective Date immediately following the delivery of the applicable Extension Notice, then, effective as of the Extension Closing Date with respect thereto, the Maturity Date applicable to the Extending Lenders shall be the first anniversary of the Existing Maturity Date; provided that no extension of the Maturity Date pursuant to this Section 2.22 shall become effective unless (the first date on which such consent of the Required Lenders is obtained and the conditions specified in this proviso are satisfied with respect to the applicable Extension being called the “Extension Closing Date”) (A) the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct (x) in the case of the representations and warranties qualified as to materiality, in all respects and (y) otherwise, in all material respects, in each case on and as of the Extension Closing Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date, (B) on the Extension Closing Date, no Default shall have occurred and be continuing, (C) the Administrative Agent shall have received a certificate dated as of the Extension Closing Date and executed by a Responsible Officer of the Company to the effect that the conditions set forth in clauses (A) and (B) above have been satisfied, (D) the Company and each Subsidiary Guarantor shall have executed and delivered a reaffirmation agreement, in form and substance reasonably satisfactory to the Administrative Agent, with respect to its obligations under the Loan Documents and (E) each Loan Party that is a Korean Subsidiary shall have filed, and the Bank of Korea shall have accepted, any required amendment reporting to the applicable BOK Reporting. The Commitment of each Non-Extending Lender shall terminate on the Existing Maturity Date, and the principal amount of any outstanding Loans made by such Non-Extending Lender, together with any accrued interest thereon, and any accrued fees and other amounts payable to or for the account of such Non-Extending Lender hereunder shall be due and payable on the Existing Maturity Date. Notwithstanding the foregoing provisions of this paragraph, the terms “Availability Period” and “Maturity Date” (without taking into consideration any extension pursuant to this Section 2.22), as such terms are used in reference to any Issuing Bank or any Letters of Credit issued by such Issuing Bank, may not be extended with respect to any Issuing Bank without the prior written consent of such Issuing Bank (it being understood and agreed that in the event any Issuing Bank shall not have consented to any Extension, (1) such Issuing Bank shall continue to have all the rights and obligations of an Issuing Bank hereunder through the applicable Existing Maturity Date (or the Availability Period determined on the basis thereof, as applicable), and thereafter shall have no obligation to issue, amend or extend any Letter of Credit (but shall, in each case, continue to be entitled to the benefits of Sections 2.05, 2.14, 2.16 and 9.03 as to Letters of Credit issued prior to such time), and (2) the Borrowers shall cause the LC Exposure attributable to Letters of Credit issued by such Issuing Bank to be zero no later than the day on which such LC Exposure would have been required to have been reduced to zero in accordance with the terms hereof without giving effect to the effectiveness of the extension of the applicable Existing Maturity Date pursuant to this Section 2.22 (and in any event, no later than such Existing Maturity Date).
Section 2.23.Borrowing Subsidiaries.
(a)The Company may at any time and from time to time request the designation of any Subsidiary as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall make a copy thereof available to each Lender and Issuing Bank. Except with respect to a Subsidiary organized in an Approved Jurisdiction, unless any Lender or Issuing Bank shall inform the Administrative Agent within 15 Business Days following the receipt of such Borrowing Subsidiary Agreement by such Lender or Issuing Bank that it is unlawful for such Lender or Issuing Bank to extend credit to such Subsidiary or that such Lender is restricted by internal policies of general applicability from extending credit to Persons organized or located in the jurisdiction in which such Subsidiary is organized or located, such Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement; provided that no Subsidiary shall become a Borrowing Subsidiary until (i) the conditions precedent set forth in Section 4.03 shall be satisfied with respect to such Subsidiary, (ii) each Lender and Issuing Bank shall have received all documentation and other information with respect to such Borrowing Subsidiary required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, the Korean Financial Transactions Act, and if the Borrowing Subsidiary is a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification from such Borrowing Subsidiary, that shall have been requested by such Lender or Issuing Bank within the applicable period set forth above following its receipt of such Borrowing Subsidiary Agreement and (iii) in the event any Subsidiary Guarantor shall be a Korean Subsidiary, such Subsidiary Guarantor shall have filed, and the Bank of Korea shall have accepted, any required amendment reporting to the applicable BOK Reporting.
(b)Upon the execution by the Company and delivery to the Administrative Agent of a Borrowing Subsidiary Termination with respect to any Borrowing Subsidiary, such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement; provided that no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary (other than to terminate such Borrowing Subsidiary’s right to make further Borrowings or obtain Letters of Credit under this Agreement) at a time when any principal of or interest on any Loan to such Borrowing Subsidiary, or any Letter of Credit issued for the account of such Borrowing Subsidiary, shall be outstanding hereunder or any fees or other amounts remain unpaid with respect thereto. As soon as practicable upon receipt of a Borrowing Subsidiary Termination, the Administrative Agent shall make a copy thereof available to each Lender.
(c)Each Borrowing Subsidiary hereby irrevocably appoints the Company as its agent for all purposes of this Agreement and the other Loan Documents, including (i) the giving and receipt of notices (including any Borrowing Request, any Interest Election Request and any Notice of Loan Prepayment) and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein. Each Borrowing Subsidiary hereby acknowledges that any amendment or other modification to this Agreement or any other Loan Document may be effected as set forth in Section 9.02, that no consent of such Borrowing Subsidiary shall be required to effect any such amendment or other modification and that such Borrowing Subsidiary shall be bound by this Agreement or any other Loan Document (if it is theretofore a party thereto) as so amended or modified.
Section 2.24.Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Term Benchmark Loans or RFR Loans (whether denominated in US Dollars or any Foreign Currency), or to determine or charge interest rates based upon the Adjusted Term SOFR, the Adjusted EURIBOR, the Adjusted HIBOR, the Adjusted TIBOR or the Adjusted Daily Simple RFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any Foreign Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (a) any obligation of such Lender to make or continue Term Benchmark Loans or RFR Loans in the affected currency or currencies or, in the case of Loans denominated in US Dollars, to convert ABR Loans to Term Benchmark Loans or RFR Loans, shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Term SOFR component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in US

Dollars, convert all such Term Benchmark Loans or RFR Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate), either on the last day of the Interest Period therefor (if applicable), if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans or RFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term SOFR, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.
Article III

REPRESENTATIONS AND WARRANTIES
The Company represents and warrants, and each of the Borrowing Subsidiaries represents and warrants as to itself, to the Lenders that:
Section 3.01.Organization; Good Standing. Each Loan Party is duly organized, validly existing and, to the extent such concept is applicable in such jurisdiction, in good standing under the laws of the jurisdiction of its organization.
Section 3.02.Authorization; No Conflicts. The execution, delivery and performance by each Borrower of this Agreement and by each Loan Party of the other Loan Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, (a) are within such Loan Party’s organizational powers, (b) have been duly authorized by all necessary organizational action on the part of such Loan Party, (c) do not contravene (i) such Loan Party’s charter, by-laws or other organizational documents or (ii) any law or any contractual restriction binding on or affecting such Loan Party, other than violations of law or contractual restrictions that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and (d) do not result in the imposition of any Lien on any asset of the Company or any of its Subsidiaries, other than Liens created or permitted hereunder.
Section 3.03.Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by each Borrower of this Agreement or by each Loan Party of the other Loan Documents to which it is a party, except (a) such as have been obtained or made and are in full force and effect, (b) those authorizations, approvals, notices, filings or other actions the failure of which to obtain or make, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect and (c) any reports required to be filed with the SEC after the Effective Date.
Section 3.04.Enforceability. This Agreement has been duly executed and delivered by the Company, and each of the other Loan Documents to which it is a party will have been duly executed and delivered by each Loan Party that is party thereto. This Agreement is the legal, valid and binding obligation of each Borrower, and each of the other Loan Documents, when delivered by any Loan Party, will be the legal, valid and binding obligation of such Loan Party, in each case, enforceable against such Loan Party in accordance with their respective terms, subject to (a) any applicable Debtor Relief Laws and (b) general principles of equity, regardless of whether applied in proceedings in equity or at law.
Section 3.05.Financial Condition; No Material Adverse Change.
(a)The consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2025 and December 31, 2024, and the related consolidated statements of operations, comprehensive income (loss), equity and cash flows of the Company and its Subsidiaries for the period then ended, copies of which have been made available to each Lender, present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at such date and the consolidated results of the operations and cash flows of the Company and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP, subject to, in the case of the quarterly financial statements, normal year-end adjustments and the absence of footnotes.
(b)Since December 31, 2024, there has been no material adverse change in the business, financial condition or operations of the Company and its Subsidiaries, taken as a whole.
Section 3.06.Litigation and Environmental Matters. There is no pending or, to the knowledge of the Company, threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Company or any of its Subsidiaries before any Governmental Authority or arbitrator that (a) would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (other than the Disclosed Litigation), and there has been no adverse change in the status, or financial effect on the Company or any of its Subsidiaries, of the Disclosed Litigation from that described in the Company’s filings made prior to the Effective Date with the SEC under the Securities Exchange Act that, individually or in the aggregate, has resulted in or would reasonably be expected to have a Material Adverse Effect, or (b) would reasonably be expected to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby or thereby.
Section 3.07.Compliance with Laws. The Company and its Subsidiaries are in compliance with all applicable laws, rules, regulations and orders, including, without limitation, ERISA, Environmental Laws, the Patriot Act and the Korean Financial Transactions Act, except where the failure to comply therewith would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.08.Federal Reserve Regulations. None of the Loan Parties is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board).
Section 3.09.Investment Company Status. None of the Loan Parties is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
Section 3.10.Disclosure. Neither the Information Memorandum nor any other written information or reports furnished by or on behalf of any Loan Party to the Administrative Agent, any Lender or any Issuing Bank in connection with the negotiation and syndication of this Agreement or any other Loan Document, or pursuant to the terms of this Agreement or any other Loan Document, when taken as a whole, as and when furnished, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading in any material respect in light of the circumstances in which made; provided that with respect to any projected financial information, the Loan Parties represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time made.
Section 3.11.Sanctions. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company and its Subsidiaries, any director, officer or employee thereof, is a Sanctioned Person or is located, organized or resident in a Sanctioned Country in violation of any Sanctions. The Company and its Subsidiaries are in compliance in all material respects with all laws and regulations pursuant to which any applicable Sanctions are administered. The Company and its Subsidiaries have instituted and maintain in effect policies and procedures designed to promote and achieve compliance by the Company and its Subsidiaries with all laws and regulations pursuant to which Sanctions have been administered.
Section 3.12.Anti-Corruption Laws. The Company and its Subsidiaries are in compliance in all material respects with Anti-Corruption Laws. The Company and its Subsidiaries have instituted and maintain in effect policies and procedures designed to promote and achieve compliance by the Company and its Subsidiaries with Anti-Corruption Laws.

Section 3.13.Affected Financial Institution. None of the Loan Parties is an Affected Financial Institution.
Section 3.14.ERISA. As of the Effective Date, each Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA, or otherwise) of one or more Benefit Plans in connection with the Loans or the Commitments.
Section 3.15.Outbound Investment Rules. Neither the Company nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither the Company nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (a) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (b) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Company were a U.S. Person or (c) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
Article IV

CONDITIONS
Section 4.01.Effective Date. This Agreement, and the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder, shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)The Administrative Agent shall have (i) executed a counterpart of this Agreement and shall have received from each other party hereto a counterpart of this Agreement signed on behalf of such party and (ii) executed a counterpart of the Guarantee Agreement and shall have received from the Company, Coupang Taiwan and each Designated Subsidiary a counterpart of the Guarantee Agreement signed on behalf of such party (in each case, which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page; provided that, in the case of any Korean Subsidiary, it shall have executed a counterpart of the Guarantee Agreement under seal by the representative director).
(b)The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Effective Date) of (i) Gibson, Dunn & Crutcher LLP, special U.S. counsel for the Company and covering such matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request, (ii) Kim & Chang, special Korean counsel for Coupang Corp and covering such matters relating to Coupang Corp, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request, and (iii) Lee and Li, Attorneys-at-Law, special Taiwanese counsel for Coupang Taiwan and covering such matters relating to Coupang Taiwan, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Company hereby requests such counsel to deliver such opinion.
(c)The Administrative Agent shall have received such documents and certificates as are customary for transactions of this type relating to the organization, existence and good standing of the Company, Coupang Corp and Coupang Taiwan, the authorization of the Transactions and any other legal matters relating to the Company, Coupang Corp and Company Taiwan, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.
(d)The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Company, confirming satisfaction of the conditions set forth in Sections 4.02(a), 4.02(b) and 4.01(h).
(e)Prior to or substantially concurrently with the effectiveness of this Agreement on the Effective Date, the Company shall have repaid all principal, interest, fees and other amounts outstanding or accrued under the Existing Credit Agreement, terminated all commitments thereunder, cancelled all letters of credit issued thereunder (or cash collateralized or backstopped in a manner satisfactory to the issuer in respect thereof or designated as Existing Letters of Credit hereunder), released and terminated all Guarantees in respect of the Existing Credit Agreement and released all collateral and Liens created under or pursuant to the Existing Credit Agreement.
(f)Each Lender shall have received all documentation and other information that it has reasonably requested in writing at least 10 days prior to the Effective Date and that it has reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act and the Korean Financial Transactions Act.
(g)The Administrative Agent, the Arrangers and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced at least two Business Days prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.
(h)Coupang Corp shall have received all requisite Governmental Authority approvals (including with respect to the Bank of Korea) in connection with its execution and delivery of the Guarantee Agreement and its Guarantee of the Obligations.
For purposes of determining compliance with the conditions specified in this Section 4.01, each Lender and Issuing Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to it or to the Administrative Agent unless the Administrative Agent shall have received notice from such Lender or Issuing Bank prior to the proposed Effective Date specifying its objection thereto.
The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
Section 4.02.Each Borrowing. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend to increase the amount thereof or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:
(a)The representations and warranties of the Loan Parties set forth in this Agreement (other than, after the Effective Date, those set forth in Sections 3.05(b) and 3.06) and the other Loan Documents shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct (if applicable as set forth above, in all material respects) on and as of such prior date.
(b)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.
Each Borrowing (other than a conversion of Loans to the other Type or a continuation of Term Benchmark Loans) and each issuance, amendment to increase the amount thereof or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Company on the date thereof that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied.

Section 4.03.Conditions to Initial Borrowing by each Borrowing Subsidiary. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder to or for the account of any Borrowing Subsidiary shall not become effective until the date on which each of the following additional conditions shall be satisfied (or waived in accordance with Section 9.02):
(a)The Administrative Agent shall have received such documents and certificates, including such opinions of counsel, as the Administrative Agent may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary, the authorization of the Transactions by such Borrowing Subsidiary, the incumbency of the Persons executing any Loan Document on behalf of such Borrowing Subsidiary and any other legal matters reasonably relating to such Borrowing Subsidiary, this Agreement, its Borrowing Subsidiary Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.
(b)In the event such Borrowing Subsidiary is a Korean Subsidiary, such Borrowing Subsidiary shall have received all requisite Governmental Authority approvals (including with respect to the Bank of Korea) in connection with its execution and delivery of the Borrowing Subsidiary Agreement and the Guarantee Agreement and its borrowing hereunder and its Guarantee of the Obligations.
Article V

AFFIRMATIVE COVENANTS
Until all the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit have expired or been terminated and all LC Disbursements have been reimbursed, the Company covenants and agrees with the Lenders that:
Section 5.01.Reporting Requirements. The Company will furnish to the Administrative Agent:
(a) no later than the date the Company is required to file with the SEC a Quarterly Report on Form 10-Q for any fiscal quarter of the Company (or, if the Company shall no longer be subject to periodic reporting obligations under the Exchange Act, as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company), the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter and the consolidated statements of operations, comprehensive income (loss), equity and cash flows of the Company and its Subsidiaries for such fiscal quarter or the portion of such fiscal year then ended, certified by a Financial Officer of the Company as presenting fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at such date and the consolidated results of the operations and cash flows of the Company and its Subsidiaries for such period, all in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;
(b)no later than the date the Company is required to file with the SEC an Annual Report on Form 10-K for any fiscal year of the Company (or, if the Company shall no longer be subject to periodic reporting obligations under the Exchange Act, as soon as available and in any event within 90 days after the end of each fiscal year of the Company), the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and consolidated statements of operations, comprehensive income (loss), equity and cash flows of the Company and its Subsidiaries for such fiscal year, in each case accompanied by an opinion by Samil PricewaterhouseCoopers or other independent registered public accounting firm of recognized national standing, that does not include any “going concern” or similar qualification or any qualification as to the scope of their audit;
(c)within five Business Days after each delivery of financial statements under clause (a) or (b) above, a completed Compliance Certificate signed by a Financial Officer of the Company, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 6.07, (iii) setting forth each

Rating (including the level thereof) in effect on the date of such Compliance Certificate and, if any such Rating is a private or confidential rating, confirming that such Rating is a monitored rating and (iv) attaching copies of all ratings reports, notices of changes in ratings, notices of termination of any ratings or of any ratings ceasing to be monitored, notices of changes in outlook or credit watch and all other communications by any Rating Agency with the Company (in the case of any such other communications, only if such communications are of the type that, in the reasonable judgment of the Company, would have been publicly announced had such Rating been a public rating), in each case, received by the Company from any Rating Agency after the Effective Date and prior to the date of such Compliance Certificate, provided that, in the case of this clause (iv), no copy of any report, notice or other communication shall be required to be furnished if (x) a copy thereof shall have been furnished to the Administrative Agent as part of any prior Compliance Certificate or (y) the Company shall have arranged for the applicable Rating Agency to provide a copy thereof directly to the Administrative Agent;
(d)promptly after any officer of the Company acquires knowledge of the occurrence of any Default, a statement of a Financial Officer of the Company, setting forth details of such Default and the action that the Company has taken and proposes to take with respect thereto;
(e)promptly after any officer of the Company acquires knowledge of any change in a Rating (other than a public rating), or of any rating ceasing to qualify or to be eligible as a Rating pursuant to the definition of such term, a notice of such change or cessation, together with a copy of any report or notice provided by the applicable Rating Agency with respect thereto;
(f)promptly following any request by the Administrative Agent or any Lender, all such documentation and information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, the Korean Financial Transactions Act and the Beneficial Ownership Regulation; and
(g)promptly following such request, such other information with respect to the Company or any of its Subsidiaries as the Administrative Agent, or any Lender through the Administrative Agent, may from time to time reasonably request.
Information required to be delivered to pursuant to clause (a) or (b) of this Section 5.01 shall be deemed to have been delivered on the date on which (i) the Company publicly posts such information (or materials that include such information), or provides a link thereto, on the Company’s website at www.coupang.com or (B) such information is publicly posted (or is included in materials that are publicly posted) on the SEC’s website at www.sec.gov. Information required to be delivered pursuant to this Section 5.01 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Company hereby acknowledges that the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of any Loan Party under the Loan Documents (collectively, “Company Materials”) by posting the Company Materials on an Approved Electronic Platform.
Section 5.02.Compliance with Laws. The Company will comply, and will cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, Environmental Laws, the Patriot Act and the Korean Financial Transactions Act, except where the failure to comply therewith would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.03.Payment of Taxes and Claims. The Company will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (a) all Taxes imposed upon it or upon its property and (b) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided that neither the Company nor any of its Subsidiaries shall be required to pay or discharge any such Tax or claim (i) that is being contested in good faith and by proper proceedings and as to which appropriate reserves under generally applicable accounting principles are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors or (ii) where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.04.Maintenance of Insurance. Except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company will maintain, and will cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates, as determined by the Company in good faith; provided that the Company and its Subsidiaries may self-insure to the extent consistent with prudent business practice.
Section 5.05.Preservation of Existence. The Company will preserve and maintain, and will cause each of the other Loan Parties to preserve and maintain, its legal existence, rights (charter and statutory) and franchises; provided that (a) the Loan Parties may consummate any merger or consolidation permitted under Section 6.04 and (b) no Loan Party shall be required to preserve any right or franchise where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.06.Visitation Rights. The Company will permit the Administrative Agent or any of the Lenders or any agents or representatives thereof, upon reasonable prior notice, at any reasonable time and from time to time, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with any of their officers and with their independent certified public accountants (in the presence of officers of the Company); provided that (a) at any time when no Event of Default has occurred and is continuing, such examinations and visitations (and related discussions) shall not occur more than once per year, and shall be limited to the Administrative Agent (or any agent or representative thereof) and (b) the foregoing shall be subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract (other than contractual confidentiality provisions by and among the Company and its Affiliates and such accountants).
Section 5.07.Keeping of Books. The Company will keep, and will cause each of its Subsidiaries to keep, in all material respects, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with, and to the extent required by, GAAP in effect from time to time (or, in the case of Foreign Subsidiaries, local accounting requirements).
Section 5.08.Maintenance of Properties. The Company will maintain and preserve, and will cause each of its Subsidiaries to maintain and preserve, all of its properties in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.09.Guarantee Requirement. If any Subsidiary that is a Designated Subsidiary is formed or acquired after the Effective Date or any Subsidiary otherwise becomes, after the Effective Date, a Designated Subsidiary (including as a result of ceasing to be an Immaterial Korean Subsidiary), the Company will, as promptly as practicable, and in any event within 45 days (or such longer period as the Administrative Agent may agree to in writing), notify the Administrative Agent thereof and cause the Guarantee Requirement to be satisfied with respect to such Subsidiary; provided that, in the case of any Designated Subsidiary that is organized in Korea (other than Coupang Corp), the Guarantee Requirement shall not be required to be satisfied with respect to such Designated Subsidiary until receipt of approval of the Guarantee by such Designated Subsidiary of the Obligations from the Bank of Korea, it being agreed that the Company shall cause such Designated Subsidiary to make all filings with the Bank of Korea required in connection with such approval and otherwise to use its commercially reasonable efforts to obtain such approval, except that neither the Company nor such Designated Subsidiary will be required to expend money, other than with respect to filing fees and similar charges, reasonable counsel fees and other de minimis amounts.
Section 5.10.Use of Proceeds. The proceeds of the Loans will be used for working capital and other general corporate purposes of the Company and its Subsidiaries. Letters of Credit will be issued for general corporate purposes of the Company and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations U and X. The Company will not, nor will it permit any of its Subsidiaries to, directly or, to the knowledge of the Company or any Subsidiary, indirectly, use the proceeds of (a) any Loan or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Sanctioned Person, or (except to the extent permitted for a Person required to comply with Sanctions) in any Sanctioned Country, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as a Lender, an Arranger, the Administrative Agent or otherwise) of Sanctions or (b) of any Loan or any Letter of Credit for any purpose which would violate any Anti-Corruption Law.
Article VI

NEGATIVE COVENANTS
Until all the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit have expired or been terminated and all LC Disbursements have been reimbursed, the Company covenants and agrees with the Lenders that:
Section 6.01.Subsidiary Indebtedness. The Company will not permit any of its Subsidiaries (other than any Subsidiary Guarantor) to create, incur or suffer to exist any Indebtedness, other than:
(a)Indebtedness of the Borrowing Subsidiaries created under the Loan Documents;
(b)Indebtedness owed to the Company or to any Subsidiary; provided that such Indebtedness shall not have been transferred to any Person other than the Company or a Subsidiary;
(c)Guarantees by any Subsidiary of Indebtedness of any other Subsidiary permitted under this Section 6.01 (for the avoidance of doubt, excluding Section 6.01(i)); provided that no Subsidiary shall guarantee Indebtedness that it would not have been permitted to incur under this Section 6.01 if it were a primary obligor thereon;
(d)(i) Indebtedness existing on the Effective Date or incurred under any credit facility in effect on the Effective Date and, in the case of Indebtedness (or any credit facility providing for Indebtedness) having (individually or in the aggregate) a principal amount greater than US$50,000,000, described on Schedule 6.01 and (ii) any Refinancing Indebtedness in respect thereof;
(e)(i) Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary after the Effective Date and Indebtedness of any Person (not previously a Subsidiary) existing at the time such Person is merged into or consolidated with any Subsidiary or becomes a Subsidiary (collectively, the “Assumed Indebtedness”); provided that such Assumed Indebtedness was not created in contemplation of such acquisition, merger or consolidation or such Person becoming a Subsidiary, as the case may be, and (ii) any Refinancing Indebtedness in respect thereof;

(f)Indebtedness of the type permitted to be secured by Liens pursuant to Section 6.02(d);
(g)Indebtedness owed in respect of any overdraft facilities, employee credit card programs, netting services, automated clearinghouse arrangements and other treasury, depository, cash management services or other similar arrangements, in each case, in the ordinary course of business;
(h)Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of any Subsidiary in the ordinary course of business supporting obligations under (i) workers’ compensation laws or similar legislation or public or statutory obligations and (ii) bids, trade contracts, leases (other than Finance Lease Obligations), surety and appeal bonds, performance bonds and obligations of a like nature;
(i)Indebtedness of any Finance Subsidiary or an Originator (solely with respect to recourse permitted under clause (c) of the definition of Structured Finance Transaction), in each case, incurred in any Structured Finance Transaction; provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed US$100,000,000 at any time; and
(j)other Indebtedness; provided that the sum, without duplication, of (i) the aggregate outstanding principal amount of Indebtedness permitted by this clause (j), (ii) the aggregate outstanding principal amount of Indebtedness secured by Liens permitted by Section 6.02(o) and (iii) the aggregate Attributable Indebtedness in respect of all outstanding Sale and Leaseback Transactions permitted by Section 6.03 shall not at any time exceed the greater of (x) US$2,300,000,000 and (y) 15.0% of Consolidated Tangible Assets at such time.
Section 6.02.Liens. The Company will not create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:
(a)Liens created under the Loan Documents;
(b)Permitted Liens;
(c)the Liens existing on the Effective Date and, in the case of Liens securing any Indebtedness having (individually or in the aggregate) a principal amount greater than US$50,000,000, described on Schedule 6.02, and any extensions, renewals and replacements thereof; provided that (i) such Liens do not extend to or cover any other property of the Company or any Subsidiary (other than any proceeds and products thereof, accessions thereto and improvements thereon) and (ii) such Liens secure only those obligations that they secure on the Effective Date and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof (except by an amount equal to the unpaid accrued interest and premium thereon paid, and fees and expenses incurred, in connection with such extension, renewal, refinancing or replacement);
(d)purchase money Liens (including Liens in respect of Finance Lease Obligations) upon or in any fixed or capital assets acquired or held by the Company or any Subsidiary to secure the purchase price of such fixed or capital assets or to secure Indebtedness (and obligations relating thereto not constituting Indebtedness) incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets and related expenses, and any extensions, renewals or replacements thereof; provided that (i) such Liens do not extend to or cover any property of the Company or any Subsidiary other than the fixed or capital assets being acquired, constructed or improved (and any proceeds and products thereof, accessions thereto and improvements thereon), provided that individual financings in favor of any Person (or its Affiliates) may be cross-collateralized to other such financings provided by such Person (or its Affiliates), and (ii) such Liens secure only those obligations that they secure on the date of such acquisition, construction or improvement and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof (except by an amount equal to the unpaid accrued interest and premium thereon paid, and fees and expenses incurred, in connection with such extension, renewal, refinancing or replacement);

(e)Liens on any property acquired by the Company or any Subsidiary after the Effective Date existing at the time of the acquisition thereof or Liens on any property of any Person (not previously a Subsidiary) existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company, and any extensions, renewals and replacements thereof; provided that (i) such Liens were not created in contemplation of such acquisition, merger or consolidation or such Person becoming a Subsidiary, as the case may be, (ii) such Liens do not extend to or cover any property of the Company or any Subsidiary other than the property so acquired or the property of the Person so merged into or consolidated with the Company or such Subsidiary or that becomes a Subsidiary, as the case may be, and any proceeds and products thereof, accessions thereto and improvements thereon, and (iii) such Liens secure only those obligations that they secure on the date of such acquisition, merger or consolidation or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof (except by an amount equal to the unpaid accrued interest and premium thereon paid, and fees and expenses incurred, in connection with such extension, renewal, refinancing or replacement);
(f)Liens on cash collateral (excluding cash representing collections on or proceeds of loans or receivables comprising collateral for any Structured Finance Transaction) or government securities to secure obligations under Hedge Agreements and letters of credit; provided that the value of any collateral so pledged shall not exceed US$100,000,000 in the aggregate at any time;
(g)assignments of the right to receive income effected as a part of the sale of a business unit or for collection purposes;
(h)in connection with the sale or transfer of any Equity Interests or other assets, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;
(i)in the case of (i) any Subsidiary that is not a wholly-owned Subsidiary or (ii) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;
(j)Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement for any acquisition or other transaction permitted hereunder;
(k)(i) deposits made in the ordinary course of business to secure obligations to insurance carriers providing casualty, liability or other insurance to the Company and the Subsidiaries and (ii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(l)Liens on cash and cash equivalents deposited with a trustee or a similar Person to defease or to satisfy and discharge any Indebtedness;
(m)Liens on any asset of a Subsidiary securing Indebtedness of such Subsidiary owed to the Company or to another Subsidiary;
(n)Liens securing Sale and Leaseback Transactions permitted under Section 6.03; and
(o)Liens not otherwise permitted by the foregoing clauses of this Section; provided that the sum, without duplication, of (i) the aggregate outstanding principal amount of Indebtedness permitted by Section 6.01(j), (ii) the aggregate outstanding principal amount of Indebtedness secured by Liens permitted by this clause (o) and (iii) the aggregate Attributable Indebtedness in respect of all outstanding Sale and Leaseback Transactions permitted by Section 6.03 shall not at any time exceed the greater of (x) US$2,300,000,000 and (y) 15.0% of Consolidated Tangible Assets at such time.

Section 6.03.Sale and Leaseback Transaction. The Company will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company and its Subsidiaries may enter into Sale and Leaseback Transactions if, after giving effect thereto, the sum, without duplication, of (a) the aggregate outstanding principal amount of Indebtedness permitted by Section 6.01(j), (b) the aggregate outstanding principal amount of the Indebtedness secured by Liens permitted by Section 6.02(o) and (c) the aggregate Attributable Indebtedness in respect of all outstanding Sale and Leaseback Transactions permitted by this Section 6.03 shall not at any time exceed the greater of (i) US$2,300,000,000 and (ii) 15.0% of Consolidated Tangible Assets at such time.
Section 6.04.Mergers and Other Fundamental Changes.
(a)The Company will not, and will not permit any other Loan Party to, merge or consolidate with or into any other Person, or liquidate, wind-up or dissolve, and the Company will not, and will not permit its Subsidiaries to, convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Company and its Subsidiaries, taken as a whole, to any other Person (other than the Company or one or more Subsidiaries), except that (i) any Person (including any Loan Party) may merge or consolidate with or into the Company in a transaction in which the Company is the surviving corporation, (ii) any Person (other than the Company) may merge or consolidate with or into any Borrowing Subsidiary in a transaction in which such Borrowing Subsidiary (or, in the case of any such transaction involving more than one Borrowing Subsidiary, a Borrowing Subsidiary) is the surviving Person, (iii) any Person (other than the Company or any Borrowing Subsidiary) may merge or consolidate with or into any Subsidiary Guarantor (other than a Borrowing Subsidiary), provided that if the surviving Person is a Subsidiary, then, unless the Guarantee of such Subsidiary Guarantor under the Guarantee Agreement is, in accordance with Section 9.17, released substantially concurrently with the consummation of such transaction, such Subsidiary shall be a Subsidiary Guarantor or substantially concurrently with the consummation of such transaction shall become a Subsidiary Guarantor in accordance with Section 9.17 and (iv) any Subsidiary (other than any Borrowing Subsidiary) may dissolve or liquidate into the Company or another Subsidiary; provided that (A) in the case of clause (iv) above, the Person (if not the Company) into which such Subsidiary dissolves or liquidates shall be a Subsidiary Guarantor or, substantially concurrently with the consummation of such transaction, shall become a Subsidiary Guarantor in accordance with Section 9.17, it being agreed that in the case of any such liquidation or dissolution of Coupang Corp, the provisions hereof expressly applicable to Coupang Corp (including the provisions of Section 6.04(c)) shall apply to such successor Person with the same force and effect, mutatis mutandis, as if such provisions referred to such successor Person rather than to Coupang Corp, and (B) in each case, no Default or Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.
(b)The Company will not permit any Borrowing Subsidiary, for so long as it is a Borrowing Subsidiary, to cease to be a Subsidiary of the Company.
(c)The Company will not permit (i) Coupang Corp to cease to be a wholly-owned Subsidiary of the Company or (ii) Coupang Corp or its Subsidiaries to convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of Coupang Corp and its Subsidiaries, taken as a whole, to any other Person, other than to (A) Coupang Corp or one or more of its wholly-owned Subsidiaries or (B) any other wholly-owned Subsidiary of the Company; provided that, in the case of this clause (B), the transferee shall be a Subsidiary Guarantor or, substantially concurrently with the consummation of such transaction, shall become a Subsidiary Guarantor in accordance with Section 9.17, it being agreed that, in the case of this clause (B), the provisions hereof expressly applicable to Coupang Corp (including the provisions of this Section 6.04(c)) shall apply to such transferee with the same force and effect, mutatis mutandis, as if such provisions referred to such transferee rather than to Coupang Corp.
Section 6.05.Speculative Transactions. The Company will not engage, or permit any of its Subsidiaries to engage, in any transaction involving Hedge Agreements, except for non-speculative purposes.

Section 6.06.Maximum Leverage Ratio. The Company will not permit, as of the last day of any period of four consecutive fiscal quarters of the Company for which the financial statements have been, or are required to be, delivered pursuant to Section 5.01(a) or 5.01(b), the Leverage Ratio to be greater than 4.00 to 1.00; provided that if, at any time after the Effective Date, the Company or any Subsidiary consummates a Qualified Material Acquisition, the Company may, by written notice delivered to the Administrative Agent, elect to increase the maximum permitted Leverage Ratio by 0.50 to 1.00 for the fiscal quarter in which such Qualified Material Acquisition is consummated and for each of the following three consecutive fiscal quarters; provided, further, that (a) only two such increases will be permitted during the term of this Agreement and (b) no such increase may be effected unless the Leverage Ratio has been no greater than 4.00 to 1.00 as of the last day of at least two consecutive fiscal quarters immediately preceding such election.
Section 6.07.Outbound Investment Rules. The Company will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Company were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing its obligations under this Agreement.
Article VII

EVENTS OF DEFAULT
If any of the following events (each, an “Event of Default”) shall occur:
(a)any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same becomes due and payable; or any Borrower shall fail to pay any interest on any Loan or make any other payment of fees or other amounts payable under this Agreement or any other Loan Document within five Business Days after the same becomes due and payable;
(b)any representation or warranty made or deemed to be made by any Loan Party in, or in connection with, this Agreement or any other Loan Document or any representation, warranty or certification made by any officer of any Loan Party in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made;
(c)any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(d) or 5.05 (solely as to the corporate existence of the Company or any other Loan Party), or Article VI, or (ii) any other term, covenant or agreement contained in this Agreement or any other Loan Document (other than those referred to in clause (a) or (c)(i) above) on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Administrative Agent or any Lender;
(d)(i) the Company or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Material Indebtedness, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness, (ii) any event shall occur or condition shall exist under any agreement or instrument relating to any Material Indebtedness, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Material Indebtedness or (iii) any Material Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, in each case prior to the stated maturity thereof; provided that this clause (iii) and clause (ii) above shall not apply to (A) any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness, (B) any Indebtedness that becomes due as a result of a voluntary prepayment, redemption or repurchase thereof or, in the case of a Hedge Agreement, any voluntary termination thereof, (C) any mandatory redemption, prepayment or repurchase that is triggered by receipt of proceeds of a debt incurrence, equity issuance, asset sale, casualty or other proceeds-generating event and is only to the extent of proceeds received, (D) any Indebtedness of any Person assumed in connection with an Acquisition to the extent that such Indebtedness is repaid, repurchased or redeemed (or offered to be repaid, redeemed or repurchased) as required by the terms thereof in connection with the acquisition of such Person, (E) any prepayment, redemption, repurchase or defeasance of any Acquisition Indebtedness if the related Acquisition is not consummated and (F) any termination events or equivalent events pursuant to the terms of any Hedge Agreement that are not the result of any default thereunder by the Company or any Subsidiary (it being understood that this clause (F) will apply to any failure to make any payment required as a result of such termination or equivalent event);
(e)the Company or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Debtor Relief Law, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this clause (e);
(f)judgments or orders for the payment of money in excess of US$200,000,000 in the aggregate (other than any such judgment covered by insurance (other than under a self insurance program) to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer and such insurer is financially sound) shall be rendered against the Company or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;
(g)a Change in Control shall occur;
(h)the Company or any of its Subsidiaries shall incur, or shall be reasonably likely to incur, liability that would reasonably be expected to result in a Material Adverse Effect as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Company or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the insolvency or termination of a Multiemployer Plan; or
(i)the Guarantee by the Company or any Subsidiary Guarantor purported to be created under the Guarantee Agreement shall cease to be, or shall be asserted by the Company or any Subsidiary Guarantor not to be, in full force and effect (in the case of any such Guarantee by a Subsidiary Guarantor, other than as a result of the termination of the obligations of such Subsidiary Guarantor under the Guarantee Agreement in accordance with Section 9.17);
then, and in every such event (other than an event with respect to any Borrower described in clause (e) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent of the Required Lenders, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the

Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder and under the other Loan Documents, shall become due and payable immediately, and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05(i), in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and each Borrowing Subsidiary; and in case of any event with respect to any Borrower described in clause (e) of this Article, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and each Borrowing Subsidiary. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity.
Article VIII

THE ADMINISTRATIVE AGENT
Section 8.01.Authorization and Action. (a) Each Lender and Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Loan Documents, and each Lender and Issuing Bank authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under this Agreement and the other Loan Documents and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.
(a)
(b)As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, pursuant to the terms of the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, pursuant to the terms of the Loan Documents) prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(c)In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Company and its Subsidiaries. Without limiting the generality of the foregoing:
(i)the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender or Issuing Bank other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); and each Lender and each Issuing Bank agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement, any other Loan Document and/or the transactions contemplated hereby or thereby; and
(ii)nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender or Issuing Bank for any sum or the profit element of any sum received by the Administrative Agent for its own account.
(d)The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement and the other Loan Documents. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
(e)In case of the pendency of any proceeding with respect to any Loan Party under any Debtor Relief Law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.11, 2.12, 2.14, 2.16 and 9.03) allowed in such judicial proceeding; and
(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the Issuing Banks to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.
Section 8.02.Administrative Agent’s Reliance, Limitation of Liability. (a) Neither the Administrative Agent nor any of its Related Parties shall be liable to any Lender or Issuing Bank for any action taken or omitted to be taken by the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment).
(a)The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Company, a Lender or an Issuing Bank. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, value, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by e-mailed .pdf or any other electronic means that reproduces an image of an actual executed signature page) or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. The Administrative Agent shall be deemed to have no knowledge of (x) any Lender being a Restricted Lender unless and until the Administrative Agent shall have received the written notice from such Lender referred to in Section 1.09, and then only to as and to the extent specified in such notice, and any determination of whether the Required Lenders or any other requisite Lenders shall have provided any consent or direction in connection with this Agreement or any other Loan Document shall not be affected by any subsequent delivery to the Administrative Agent of any such written notice or (y) any change in Rating or any rating ceasing to qualify or to be eligible as a Rating pursuant to the definition of such term until the Administrative Agent shall have received a notice of such change or cessation from the Company or the applicable Rating Agency. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable or responsible for any loss, cost or expense suffered by any Loan Party, any Lender or any Issuing Bank as a result of (A) any determination that any Lender is a Defaulting Lender, or the effective date of such status (it being further understood and agreed that the Administrative Agent shall not have any obligation to determine whether any Lender is a Defaulting Lender), (B) any determination of the Aggregate Revolving Credit Exposure or the component amounts thereof, any determination of the Exchange Rate or the US Dollar Equivalent, (C) any determination of the Central Bank Rate or the Central Bank Rate Adjustment and (D) any determination of the form and substance of the Guarantee Agreement or any supplement thereto.

(b)Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to any Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) in determining compliance with any condition hereunder to the effectiveness of this Agreement or the making of a Loan, or the issuance, amendment or extension of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the occurrence of the Effective Date or the making of such Loan or the issuance, amendment or extension of such Letter of Credit and (v) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, request, consent, certificate or other instrument or writing (which writing may be an email, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or maker thereof) and may act upon such statement made to it orally or by telephone prior to receipt of a written confirmation thereof.
Section 8.03.Posting of Communications; Approved Borrower Portal. (a) Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting such Communications on an Approved Electronic Platform. The Administrative Agent, the Lenders and the Issuing Banks agree that the Borrowers may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an Approved Borrower Portal.
(a)
(b)Although each of the Approved Electronic Platform and the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Banks and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender or Issuing Bank that are added to the Approved Electronic Platform or of any Loan Party that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Banks and the Borrowers hereby approves distribution of the Communications through the Approved Electronic Platform and of the Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.
(c)EACH OF THE APPROVED ELECTRONIC PLATFORM, THE COMMUNICATIONS AND THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE BORROWER COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM OR THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM, THE COMMUNICATIONS, THE APPROVED BORROWER PORTAL OR THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE APPROVED ELECTRONIC PLATFORM, THE COMMUNICATIONS, THE APPROVED BORROWER PORTAL OR THE BORROWER COMMUNICATIONS. IN NO EVENT SHALL THE ADMINISTRATIVE

AGENT, ANY ARRANGER, ANY CO-SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM OR ANY LOAN PARTY’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.
(d)Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender or Issuing Bank for purposes of the Loan Documents. Each Lender and each Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be by email) from time to time of such Lender’s or Issuing Bank’s, as applicable, email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(e)Each of the Lenders, the Issuing Banks and the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform and the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(f)Nothing herein shall prejudice the right of the Administrative Agent, any Lender, any Issuing Bank or any Loan Party to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
Section 8.04.The Administrative Agent Individually. With respect to its Commitments, Loans, Letter of Credit Commitments and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Company, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.
Section 8.05.Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Company, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. In either case, such appointment shall be subject to the prior written approval of the Company (which approval may not be unreasonably withheld, delayed or conditioned and shall not be required if an Event of Default has occurred and is continuing). Upon the acceptance of an appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of an appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.
(a)
(b)Notwithstanding anything in the contrary in Section 8.05(a), in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Company, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent on behalf of the Lenders or Issuing Banks shall directly be given or made to each Lender and each Issuing Bank.
(c)Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article VIII and Section 9.03, as well as any other exculpatory, reimbursement and indemnification provisions set forth in any Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Administrative Agent was acting as the Administrative Agent and (ii) after such resignation for as long as any of them continue to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
Section 8.06.Acknowledgement of Lenders and Issuing Banks. (a) Each Lender and each Issuing Bank acknowledges and agrees that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender or an Issuing Bank, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Company and its Subsidiaries, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and Issuing Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Co-Syndication Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender or Issuing Bank, and to make, acquire or hold Loans hereunder or extent Letters of Credit hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Co-Syndication Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain MNPI) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(a)

(b)Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption, an Accession Agreement or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.
(c)(i) Each Lender and each Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Bank (whether or not known to such Lender or Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank, as applicable, shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the Overnight Rate, and (y) to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including, without limitation, any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or any Issuing Bank under this Section 8.06(c) shall be conclusive, absent manifest error.
(i)Each Lender and each Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and each Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank, as applicable, shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank, as applicable, to the date such amount is repaid to the Administrative Agent at the Overnight Rate.
(ii)Each of the Borrowers and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank, as applicable, with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party.
(iii)Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of a Lender or Issuing Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

(d)Each Lender and each Issuing Bank acknowledges that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Company and its Subsidiaries) between the Company and its Affiliates, on the one hand, and JPMorgan and its Affiliates, on the other hand. Without limiting the foregoing, the Company and its Affiliates may provide information, including updates to previously provided information to JPMorgan and its Affiliates acting in different capacities, including as a lender, lead bank, arranger or potential securities investor, independent of the role of JPMorgan as administrative agent hereunder. Each Lender and each Issuing Bank acknowledges that neither JPMorgan nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders and the Issuing Banks by the Administrative Agent herein or in any other Loan Document, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender or Issuing Bank with any credit or other information concerning the Loans, the Lenders, the Issuing Banks, the business, prospects, operations, property, financial and other condition or creditworthiness of the Company or any of its Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and the Company, any of its Affiliates or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, Issuing Banks or any formal or informal committee or ad hoc group of such Lenders or Issuing Banks, including at the direction of the Company.
Section 8.07.Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Loan Parties, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(a)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such a Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Loan Parties, that none of the Administrative Agent, any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
(b)The Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
Section 8.08.Miscellaneous.
(a)The provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Company’s rights to consent pursuant to and subject to the conditions set forth in Section 8.05, none of the Borrowers or any of their respective Affiliates shall have any rights as a third party beneficiary under any such provisions.
(b)None of the Arrangers or the Co-Syndication Agents shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such Persons shall have the benefit of the indemnities and exculpatory provisions provided for hereunder and under the other Loan Documents.
Article IX

MISCELLANEOUS
Section 9.01.Notices.
(a)Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:
(i)if to the Company or any Borrowing Subsidiary, to it at 701 5th Avenue, Suite 2000, Seattle, WA, 98104 United States, Attention of Global Treasury (Email: tr_inc@coupang.com) with a copy to Attention of Eddie Hong (Email: eddie.hong@coupang.com);

(ii)if to the Administrative Agent from any Borrower, to JPMorgan, at the address separately provided by the Administrative Agent to the Company;
(iii)if to the Administrative Agent from any Lender, to JPMorgan, at: 4041 Ogletown Stanton Road, Floor 2, Newark, DE 19713, Attention: Loan & Agency Services Group;
(iv)if to the Administrative Agent from any Issuing Bank, to JPMorgan, at the address separately provided by the Administrative Agent to such Issuing Bank; and
(v)if to any other Lender, to it at its address (or email) set forth in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices and other communications delivered through electronic communications to the extent provided in clause (b) below, shall be effective as provided in such clause (b).
(b)Notwithstanding anything to the contrary herein, notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished, in addition to email, by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has advised the Administrative Agent that it is not capable of receiving such notices under such Article by electronic communication. The Administrative Agent or any Borrower may, in its discretion and in addition to email, agree to accept notices and other communications to it hereunder by other electronic communications (including Approved Borrower Portal) pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement), and (ii) notices or communications posted to an Approved Electronic Platform shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause  (i) of notification that such notice or communication is available and identifying the website address therefor; provided that for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)Any party hereto may change its address or email for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any change by a Lender, by notice to the Company and the Administrative Agent). In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent have on record (i) an effective address, contact name, telephone number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(d)The Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Borrowing Requests and Interest Election Requests) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, each Issuing Bank, each Lender and the Related Parties of each of them from all Liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
Section 9.02.Waivers; Amendments.
(a)No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause  (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Issuing Bank or any Lender, or any of their respective Affiliates, may have had notice or knowledge of such Default at the time.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against any Loan Party shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article VII for the benefit of all the Lenders and Issuing Banks; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender or Issuing Bank from exercising setoff rights in accordance with the provisions hereof, or (c) any Lender or Issuing Bank from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; provided, further, that, if at any time there is no Person acting as the Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article VII and (ii) subject to the provisions hereof, any Lender or Issuing Bank may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
(b)Except as provided in Section 9.02(c), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto with the consent of the Required Lenders; provided that no such agreement shall:
(i)extend or increase the Commitment of any Lender, or change the currency in which Loans are available thereunder, without the written consent of such Lender;
(ii)reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby;
(iii)postpone the scheduled date of payment of the principal amount of any Loan or any interest thereon, or any fees payable hereunder, or the required date of reimbursement of any LC Disbursement, or reduce the amount of, waive or excuse any such scheduled or required payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby;
(iv)change Section 2.17(b) or 2.17(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender;
(v)change any of the provisions of this Section 9.02(b) or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender;
(vi)amend the definition of “Agreed Currency” without the written consent of each Lender;
(vii)release the Company from its Guarantee under the Guarantee Agreement without the written consent of each Lender; and
(viii)release of all or substantially all of the value of the Guarantees under the Guarantee Agreement of the Subsidiary Guarantors (and, in any event, release of Coupang Corp from its Guarantee under the Guarantee Agreement), in each case, without the written consent of each Lender.
provided, further, that (A) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent in respect of any Loan Document (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender and (B) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be.
(c)Notwithstanding anything to the contrary in Section 9.02(b):
(i)if the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement;
(ii)the LC Commitment of any Issuing Bank may be reduced or increased as set forth in the definition of such term;
(iii)this Agreement may be amended in a manner provided in Sections 1.06, 2.05(j), 2.05(k), 2.13(b), 2.19 and 2.22;
(iv)this Agreement and the other Loan Documents may be amended in the manner provided in Section 2.23 and, in connection with any Borrowing Subsidiary becoming a party hereto, this Agreement (including the Exhibits hereto) may be amended by an agreement in writing entered into by the Company and the Administrative Agent to provide for such technical modifications as they determine to be necessary or advisable in connection therewith;

(v)this Agreement and the other Loan Documents may be amended in the manner provided in Section 9.17; and
(vi)(A) this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Company (x) to add one or more credit facilities to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and (B) as to any amendment, waiver or other modifications requiring the consent of all Lenders or each affected Lender otherwise approved in accordance with Section 9.02(b), it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment, waiver or other modification, would have no Commitment or outstanding Loans so long as such Lender receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, waiver or other modification becomes effective.
(d)The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.
Section 9.03.Expenses; Indemnity; Limitation of Liability.
(a)The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement, collection or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section 9.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender and each Issuing Bank and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the gross negligence, willful misconduct or fraud of such Indemnitee or any of its Related Parties or (ii) the material breach by such Indemnitee of its express obligations under this Agreement or any other Loan Document pursuant to a claim initiated by the Company. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(c)To the extent that the Borrowers fail to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Bank or any Related Party thereof under clause (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that any Borrower’s failure to pay any such amount shall not relieve such Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such Issuing Bank in its capacity as such, or by or against any Related Party acting for the Administrative Agent (or any such sub-agent) or any Issuing Bank in connection with such capacity.
(d)To the extent permitted by applicable law, no Borrower shall assert, or permit any of its Affiliates or Related Parties to assert, and each hereby waives, (i) any claim against any Lender Related Person, on any theory of liability, for any Liabilities arising from the use by others of information or other materials (including any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet, the Approved Electronic Platform or the Approved Borrower Portal), or (ii) any Liabilities against any Lender Related Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.
(e)All amounts due under this Section 9.03 shall be payable not later than 15 days after written demand therefor.
Section 9.04.Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate or branch of any Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer (except, in the case of any Borrowing Subsidiary that merges or consolidates with the Company or another Borrowing Subsidiary in a transaction permitted by Section 6.04) any of its rights or obligations hereunder without the prior written consent of each Lender and each Issuing Bank (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate or branch of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section) and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of the Administrative Agent (and any such sub-agent), any Issuing Bank and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)(i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this

Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (each such consent not to be unreasonably withheld, delayed or conditioned) of:
(A)the Company; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received written notice thereof; provided, further, that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund, or, if an Event of Default under clause (a) or (e) of Article VII has occurred and is continuing, any other assignee;
(B)the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)each Issuing Bank; provided that no consent of an Issuing Bank shall be required if an Event of Default occurs with respect to the Company under clause (e) of Article VII and such Issuing Bank has no outstanding Letters of Credit at the time of the applicable assignment.
(i)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$10,000,000 unless each of the Company and the Administrative Agent otherwise consent; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received written notice thereof; provided, further, that no such consent of the Company shall be required if an Event of Default under clause (a) or (e) of Article VII has occurred and is continuing;
(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of US$3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; and
(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
(ii)Subject to acceptance and recording thereof pursuant to clause (b)(vi) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section.
(iii)In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any Issuing Bank or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(iv)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for Tax purposes), shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register is intended to cause each Loan and other obligation hereunder to be registered form within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations or Section 1.163-5(b) of the proposed United States Treasury Regulations (or, in each case, any amended or successor version). The Register shall be available for inspection by the Borrowers, any Issuing Bank or any Lender at any reasonable time and from time to time upon reasonable prior notice.
(v)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section (if any such processing and recordation fee is required to be paid pursuant hereto) and any written consent to such assignment required by clause (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.06(b), 2.17(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)Any Lender may, without the consent of, or notice to, any Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more Eligible Assignees (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrowers agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(f) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.17 and 2.18 as if it were an assignee under clause (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.14 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or Section 1.163-5(b) of the proposed United States Treasury Regulations (or, in each case, any amended or successor version) or as otherwise required by law. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 9.05.Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Arranger, any Issuing Bank or any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facility provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrowers (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents (including for purposes of determining whether the Company is required to comply with Articles V and VI hereof, but excluding for purposes of Sections 2.14, 2.15, 2.16 and 9.03 and any expense reimbursement or indemnity provisions set forth in any other Loan Document), and the Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or 2.05(f). The provisions of Sections 2.14, 2.15, 2.16, and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
Section 9.06.Counterparts; Entire Agreement; Effectiveness; Electronic Execution.
(a)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY SEPARATE LETTER AGREEMENTS WITH RESPECT TO FEES PAYABLE TO THE ADMINISTRATIVE AGENT, THE ISSUING BANKS OR THE ARRANGERS CONSTITUTE THE ENTIRE CONTRACT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF, INCLUDING THE COMMITMENTS OF THE LENDERS OR THEIR AFFILIATES UNDER ANY COMMITMENT LETTER RELATING HERETO OR ANY COMMITMENT ADVICES SUBMITTED BY THEM (BUT DO NOT SUPERSEDE ANY OTHER PROVISIONS OF ANY SUCH COMMITMENT LETTER, OR ANY ENGAGEMENT LETTER ENTERED INTO IN CONNECTION WITH THE CREDIT FACILITY ESTABLISHED HEREUNDER, THAT DO NOT BY THE TERMS OF SUCH DOCUMENTS TERMINATE UPON THE EFFECTIVENESS OF THIS AGREEMENT, ALL OF WHICH PROVISIONS SHALL REMAIN IN FULL FORCE AND EFFECT), AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b)Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each, an “Ancillary Document”) that is an Electronic Signature transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be;

provided that (x) nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it and (y) at the request of the Administrative Agent, any Loan Document or Ancillary Document executed by a Loan Party that is a Korean Subsidiary shall be executed under seal by its representative; provided further, that, without limiting the foregoing, (A) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders and the Issuing Banks shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (B) upon the request of the Administrative Agent or any Lender or Issuing Bank, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Loan Party hereby (1) agrees that, for all purposes, including, without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Issuing Banks and the Loan Parties, Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (2) agrees that the Administrative Agent and each of the Lenders and Issuing Banks may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (3) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto, and (4) waives any claim against any the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their Related Parties for any losses, claims, damages or liabilities arising solely from the Administrative Agent’s, any Lender’s and/or any Issuing Bank’s reliance on or use of Electronic Signatures and/or transmissions by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page, including any losses, claims, damages or liabilities arising as a result of the failure of any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
Section 9.07.Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 9.08.Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Issuing Bank, or by such an Affiliate, to or for the credit or the account of the Company or any other Borrower against any of and all of the Obligations held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under the Loan Documents and although such obligations may be unmatured. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender, Issuing Bank or Affiliate may have.
Section 9.09.Governing Law; Jurisdiction; Consent to Service of Process.
(a)This Agreement, and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby, shall be construed in accordance with and governed by the law of the State of New York.

(b)Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, subject to the final sentence of this paragraph, all claims in respect of any such suit, action or proceeding may be heard and determined exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any suit, action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
(c)Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in clause (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.
(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(e)Each Borrowing Subsidiary hereby irrevocably designates, appoints and empowers the Company, and the Company hereby accepts such appointment, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document. Such service may be made by mailing or delivering a copy of such process to any Borrowing Subsidiary in care of the Company at the Company’s address used for purposes of giving notices under Section 9.01, and each Borrowing Subsidiary hereby irrevocably authorizes and directs the Company to accept such service on its behalf.
(f)In the event any Borrowing Subsidiary or any of its assets has or hereafter acquires, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Loan Document, any immunity from jurisdiction, legal proceedings, attachment (whether before or after judgment), execution, judgment or setoff, such Borrowing Subsidiary hereby irrevocably agrees not to claim and hereby irrevocably and unconditionally waives such immunity.
Section 9.10.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.
Section 9.11.Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12.Confidentiality.
(a)Each of the Administrative Agent, the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ Related Parties, accountants, auditors, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and, unless subject to a professional duty of confidentiality, instructed to keep such Information confidential), (ii) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case such Person agrees (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or Governmental Authority exercising examination or regulatory authority), to the extent practicable and permitted by applicable law, to inform the Company promptly thereof), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case such Person agrees, to the extent permitted by applicable law, to inform the Company promptly thereof), (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap, derivative transaction, insurance or reinsurance relating to the Company or any Subsidiary and its obligations, (vii) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (viii) with the consent of the Company or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 9.12, (B) becomes available to the Administrative Agent, any Lender, any Issuing Bank or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than a Loan Party or that is not known to the Administrative Agent, such Lender, such Issuing Bank to be subject to a duty of confidentiality to the Company, or (C) is independently discovered or developed by a party hereto without utilizing any Information received from any Loan Party or without violating the terms of this Section 9.12. Notwithstanding the foregoing, nothing in this Section 9.12 shall prohibit any Person from voluntarily disclosing or providing any Information to any Governmental Authority or self-regulatory authority to the extent that the prohibition on such disclosure otherwise set forth in this Section 9.12 shall be prohibited by the laws or regulations of, or applicable to, such Governmental Authority or self-regulatory authority. For the purposes of this Section 9.12, “Information” means all information received from the Loan Parties relating to the Company, any Subsidiary or their business, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Loan Parties and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
(b)EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MNPI, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MNPI AND THAT IT WILL HANDLE SUCH MNPI IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(c)ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY OR ON BEHALF OF ANY BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MNPI. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY

CONTAIN MNPI IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
Section 9.13.Patriot Act. Each Lender that is subject to the requirements of the Patriot Act or the Korean Financial Transactions Act hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act or the Korean Financial Transactions Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act or the Korean Financial Transactions Act. The Company agrees to, promptly following a request by the Administrative Agent or any Lender, provide all such documentation and information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, the Korean Financial Transactions Act and the Beneficial Ownership Regulation.
Section 9.14.Interest Rate Limitation. Notwithstanding anything herein or in any other Loan Document to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.14, shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
Section 9.15.No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, the Lenders, and the Issuing Banks are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their respective Affiliates, on the other hand, (ii) each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) each of the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their respective Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company and its Subsidiaries or other Affiliates, or any other Person and (ii) none of the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks or any of their respective Affiliates has any obligation to the Company and its Subsidiaries or any other Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) each of the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Subsidiaries or other Affiliates, and none of the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks or any of their respective Affiliates has any obligation to disclose any of such interests to the Company and its Subsidiaries or other Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger, any Lender, any Issuing Bank or any of their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 9.16.Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any

Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 9.17.Subsidiary Guarantors.
(a)Without limiting the requirements of Section 5.09, at any time and from time to time, the Company may cause any one or more of its Subsidiaries to become a Subsidiary Guarantor by causing the Guarantee Requirement with respect to such Subsidiary to be satisfied; provided that such Subsidiary shall be organized under the laws of (i) the United States of America, any State thereof or the District of Columbia, (ii) an Approved Jurisdiction or (iii) such other jurisdiction as shall be reasonably satisfactory to the Administrative Agent (it being agreed that Korea and Taiwan are, as of the date hereof, satisfactory to the Administrative Agent).
(b)Each Guarantor shall be automatically released from its obligations under the Guarantee Agreement upon the earliest to occur of (i) solely in the case of any Subsidiary Guarantor, such Subsidiary Guarantor ceasing to be a Subsidiary of the Company as a result of a transaction permitted hereunder, (ii) upon the payment in full of all the Obligations (other than contingent indemnification, expense reimbursement and yield protection obligations for which no claim has been made), the reduction of the LC Exposure to zero and the termination of all Commitments hereunder and (iii) solely in the case of any Subsidiary Guarantor that is not a Designated Subsidiary, notification from the Company to the Administrative Agent that the Company desires that such Subsidiary Guarantor be released from its Guarantee under the Guarantee Agreement, accompanied by a certificate of a Responsible Officer of the Company to the effect that no Default or Event of Default has occurred and is continuing immediately prior to such release or would result as a result of such release.
(c)The Lenders and the Issuing Banks irrevocably authorize the Administrative Agent to, at the sole expense of the Company, execute and deliver (i) the Guarantee Agreement (or any supplement thereto) and (ii) any documentation reasonably requested by the Company or any Subsidiary Guarantor to evidence any release in accordance with clause (b) above.  Any execution and delivery of any release documents by the Administrative Agent pursuant to this Section 9.17 shall be without recourse or warranty by the Administrative Agent.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.
COUPANG, INC.
By: /s/ Gaurav Anand
Name: Gaurav Anand
Title: Chief Financial Officer

[Signature Page to Credit Agreement – Coupang, Inc.]

JPMORGAN CHASE BANK, N.A., as the Administrative Agent, a Lender and an Issuing Bank
By:
/s/ Peter B. Thauer
Name: Peter B. Thauer
Title: Managing Director

[Signature Page to Credit Agreement – Coupang, Inc.]

SIGNATURE PAGE TO
CREDIT AGREEMENT
COUPANG, INC.
GOLDMAN SACHS LENDING PARTNERS, LLC
as a Lender and an Issuing Bank
By:
/s/ Dan Starr
Name: Dan Starr
Title: Authorized Signatory

[Signature Page to Credit Agreement – Coupang, Inc.]

SIGNATURE PAGE TO
CREDIT AGREEMENT
COUPANG, INC.
Name of Lender (with any Lender that is also an Issuing Bank signing both in its capacity as a Lender and an Issuing Bank)
The Hongkong and Shanghai Banking Corporation Limited, Seoul Branch
By:
 /s/ Peter Young Kim
Name: Peter Young Kim
Title: CEO

SIGNATURE PAGE TO
CREDIT AGREEMENT
COUPANG, INC.
Name of Lender
DBS BANK LTD.
By:
/s/ James Loh
Name: James Loh
Title: Vice President

SIGNATURE PAGE TO
CREDIT AGREEMENT
COUPANG, INC.
BANK OF AMERICA, N.A.
as a Lender and an Issuing Bank
By:
/s/ Albert Wheeler
Name: Albert Wheeler
Title: Director

SIGNATURE PAGE TO
CREDIT AGREEMENT
COUPANG, INC.
Morgan Stanley Bank, N.A.
as a Lender and an Issuing Bank
By:
/s/ Michael King
Name: Michael King
Title: Authorized Signatory

SIGNATURE PAGE TO
CREDIT AGREEMENT
COUPANG, INC.
MIZUHO BANK, LTD.
as a Lender and an Issuing Bank
By:
 /s/ Thomas Kim
Name: Thomas Kim
Title: Managing Director

SIGNATURE PAGE TO
CREDIT AGREEMENT
COUPANG, INC.
Citibank, N.A. as Lender and an Issuing Bank
By:
 /s/ Dong-Chul Kim
Name: Dong-Chul Kim
Title: Director, Korea Desk

SIGNATURE PAGE TO
CREDIT AGREEMENT
COUPANG, INC.
MUFG Bank, Ltd., in its capacity as a Lender and an Issuing Bank
By:
 /s/ Eric Enberg
Name: Eric Enberg
Title: Director

Schedule 1.01
Permitted Holders
1.Bom Kim

        EXHIBIT A
[FORM OF] ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as identified below) and the Assignee (as identified below). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below (including any Letters of Credit and guarantees included in such facility) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Loan Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1. Assignor:
2. Assignee:
[and is [a Lender] [an Affiliate] [an Approved Fund] of [identify Lender]]1
3. Borrowers: Coupang, Inc. and the Borrowing Subsidiaries
4. Administrative Agent: JPMorgan Chase Bank, N.A.
5. Credit Agreement: Credit Agreement dated as of June 2, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Coupang, Inc., the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
1    Select as applicable.

6. Assigned Loan Interest:

	Aggregate Amount of Commitments/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitments/Loans for all Lenders[2]
Commitment/Loans	US$/[Currency]	US$/[Currency]	%
Effective Date:                  _  , 20___ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].
The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI about the Company, its Subsidiaries or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal, state and foreign securities laws.

2    Set forth, to at least 9 decimals, as a percentage of the Commitments/Loans of all Lenders.

The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR], as
Assignor,
by
_________________________
Name:
Title:
[NAME OF ASSIGNEE], as
Assignee,
by
_________________________
Name:
Title:

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
by

Name:
Title:

[Consented to:

COUPANG, INC.,
by

Name:
Title:] [3]

[Consented to:

[NAME OF ISSUING BANK],
by

Name:
Title:] [4]

3     To be added only if the consent of the Company is required by the terms of the Credit Agreement.
4     To be added only if the consent of the Issuing Banks is required by the terms of the Credit Agreement.

        ANNEX I
TO THE ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.

1.1.    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Loan Interest, (ii) the Assigned Loan Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, other than statements made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or other Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a Lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Company, any of its Subsidiaries or other Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Loan Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Loan Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Loan Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Loan Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Loan Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any Arranger, any Co-Syndication Agent, the Assignor or any other Lender or any of the Related Parties of any of the foregoing, (vi) if it is a U.S. Person, attached hereto is an executed original of IRS Form W-9 certifying that it is exempt from U.S. Federal backup withholding tax and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Arranger, any Co-Syndication Agent, the Assignor or any other Lender or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action
A-A-1

under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. Without limiting the foregoing, the Assignee represents and warrants, and agrees to, each of the matters set forth in Section 8.06 of the Credit Agreement, including that the Loan Documents set out the terms of a commercial lending facility.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Loan Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto on different counterparts), which together shall constitute one instrument. Subject to Section 9.06(b) of the Credit Agreement, acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by an Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be as effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

A-A-2

        EXHIBIT B-1

[FORM OF] BORROWING SUBSIDIARY AGREEMENT dated as of [           ] (this “Agreement”), among COUPANG, INC., a Delaware corporation (the “Company”), [NAME OF NEW BORROWING SUBSIDIARY], a [Jurisdiction] [organizational form] (the “New Borrowing Subsidiary”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
Reference is hereby made to the Credit Agreement dated as of June 2, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
Pursuant to Section 2.23 of the Credit Agreement, the Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Borrowing Subsidiary under the Credit Agreement. The Company represents that (a) the New Borrowing Subsidiary is a Subsidiary organized in [jurisdiction] as a [organizational form] and is a Subsidiary of the Company and (b) the representations and warranties of the Company and the New Borrowing Subsidiary (after giving effect to this Agreement and solely to the extent relating to the New Borrowing Subsidiary) set forth in Sections 3.01, 3.02, 3.03, 3.04, 3.08, 3.09, 3.11, 3.13 and 3.15 of the Credit Agreement are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date of the date hereof, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty are so true and correct on and as of such prior date.
Subject to Section 2.23 of the Credit Agreement, upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Borrowing Subsidiary” for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.
[The New Borrowing Subsidiary hereby represents and warrants that (a) it is subject, under the laws of the jurisdiction in which it is organized and existing, to civil and commercial laws with respect to its obligations under this Agreement, the Credit Agreement and the other Loan Documents to which it is a party, and the execution, delivery and performance by the New Borrowing Subsidiary of this Agreement, the Credit Agreement and such other Loan Documents constitute and will constitute private and commercial acts and not public or governmental acts and (b) neither the New Borrowing Subsidiary nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise)
B-1-1

under the laws of the jurisdiction in which it is organized and existing in respect of its obligations under this Agreement, the Credit Agreement and such other Loan Documents.]1
This Agreement, and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby, shall be construed in accordance with and governed by the law of the State of New York.
This Agreement is a Loan Document and the provisions of Sections 9.06, 9.09(b), 9.09(c), 9.09(d), 9.09(e), 9.09(f) and 9.10 of the Credit Agreement are hereby incorporated by reference as if set forth in full herein, mutatis mutandis.

1     Insert if the New Borrowing Subsidiary is a Foreign Borrowing Subsidiary.
B-1-2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

COUPANG, INC.,
  by
_____________________________
Name:
Title:
[NAME OF NEW BORROWING SUBSIDIARY],
  by
_____________________________
Name:
Title:
JPMORGAN CHASE BANK, N.A., as Administrative Agent,
  by
_____________________________
Name:
Title:
B-1-3

        EXHIBIT B-2

[FORM OF] BORROWING SUBSIDIARY TERMINATION
JPMorgan Chase Bank, N.A.
as Administrative Agent
JPMorgan Chase Bank, N.A.
4041 Ogletown Stanton Road, Floor 2
Newark, DE 19713
Attention: Loan and Agency Servicing
Email: jpm.agency.cri@jpmorgan.com

[Date]
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of June 2, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Coupang, Inc., a Delaware corporation (the “Company”), the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
Pursuant to Section 2.23 of the Credit Agreement, the Company hereby terminates the status of [Name of Terminated Borrowing Subsidiary] (the “Terminated Borrowing Subsidiary”) as a Borrowing Subsidiary under the Credit Agreement. The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary, or any Letter of Credit issued for the account of the Terminated Borrowing Subsidiary, are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent, any Lender or any Issuing Bank, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.
Very truly yours,

COUPANG, INC.,
by

Name:
Title:
B-2-1

         EXHIBIT C-1

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of June 2, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Coupang, Inc., the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: __________, 20[__]

C-1-1

         EXHIBIT C-2

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of June 2, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Coupang, Inc., the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________, 20[__]

C-2-1

         EXHIBIT C-3

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of June 2, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Coupang, Inc., the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) it and/or its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________, 20[__]

C-3-1

         EXHIBIT C-4

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of June 2, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Coupang, Inc., the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it and/or its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________, 20[__]
C-4-1

C-4-2

[[6830578]]

EXHIBIT D
[FORM OF] COMPLIANCE CERTIFICATE
[The form of this Compliance Certificate has been prepared for convenience only, and is not to affect, or to be taken into consideration in interpreting, the terms of the Credit Agreement referred to below. The obligations of the Company and the Borrowing Subsidiaries under the Credit Agreement are as set forth in the Credit Agreement, and nothing in this Compliance Certificate, or the form hereof, shall modify such obligations or constitute a waiver of compliance therewith in accordance with the terms of the Credit Agreement. In the event of any conflict between the terms of this Compliance Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern and control, and the terms of this Compliance Certificate are to be modified accordingly.]

Reference is made to the Credit Agreement dated as of June 2, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Coupang, Inc., a Delaware corporation (the “Company”), the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Each capitalized term used but not defined herein shall have the meaning specified in the Credit Agreement.
The undersigned hereby certifies, in [his][her] capacity as a Financial Officer of the Company and not in a personal capacity, as follows:
1. I am a Financial Officer of the Company.
2. [The consolidated financial statements required by Section 5.01(b) of the Credit Agreement as at the end of and for the fiscal year ended [ ], together with an audit opinion thereon of [Samil PricewaterhouseCoopers] required by Section 5.01(b) of the Credit Agreement [have been filed by the Company with the SEC with the Company’s annual report on Form 10-K for the fiscal year ended December 31, [ ].]
[or]

[The consolidated financial statements required by Section 5.01(a) of the Credit Agreement as at the end of and for the fiscal quarter ended [ ] and the portion of the fiscal year then ended, have been filed by the Company with the SEC with the Company’s quarterly report on Form 10-Q for the fiscal quarter ended [ ]. Such financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at such date and the consolidated results of the operations and cash flows of the Company and its Subsidiaries for such period, all in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes.]
3. I have reviewed the terms of the Credit Agreement and the other Loan Documents and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Company and the Subsidiaries during the accounting period covered by the financial statements referred to above. The foregoing examination did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes a
D-1

Default during or at the end of the accounting period covered by the financial statements referred to above or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, specifying the details thereof and any action taken or proposed to be taken with respect thereto.
4. The financial covenant analyses and other information set forth on Annex A hereto are true and accurate on and as of the date of this Certificate.
5. The Ratings and other information set forth on Annex B hereto are true and accurate on and as of the date of this Certificate.
The foregoing certifications are made and delivered on [ ], pursuant to Section 5.01(c) of the Credit Agreement.

COUPANG, INC.

By: ______________________________
Name:
Title:
D-2

ANNEX A TO
COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER] [YEAR] ENDED [mm/dd/yy].

Consolidated EBITDA: (i) + (ii) – (iii) =[1,2]	US$[___,___,___]
(i) net income (or net loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP:	US$[___,___,___]
(ii) (a) interest expense:[3]	US$[___,___,___]
(b) income tax expense:	US$[___,___,___]
(c) depreciation expense:	US$[___,___,___]
(d) amortization expense:	US$[___,___,___]
(e) extraordinary charges:	US$[___,___,___]
(f) any share based non-cash compensation expense:	US$[___,___,___]
(g)* any items classified as non-operating other expense, net:	US$[___,___,___]

    (h)*    unusual and nonrecurring charges that are not reflective of the ongoing operations of the Company and its Subsidiaries, including acquisition-related transaction and restructuring costs and costs related to certain non-ordinary course legal and regulatory matters:
US$[___,___,___]
(iii) (a) interest income:[4]	US$[___,___,___]
1     In the event that the Company or any Subsidiary shall have completed since the beginning of the relevant period an acquisition or disposition of any Person, division or business unit for which the Company is required to file pro forma financial statements with the SEC, Consolidated EBITDA shall be determined for such period on a Pro Forma Basis as if such acquisition or disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.

2     Items marked with *: Such items shall be added or deducted only to the extent such items are added back or deducted, as applicable, in the determination of “Adjusted EBITDA” for such period (or, where applicable, any fiscal quarter comprising such period) as presented in the Company’s annual or quarterly report, as applicable, filed with respect to the applicable fiscal year or any applicable fiscal quarter with the SEC and set forth as a line item in the reconciliation of net income (or net loss) of the Company and its Subsidiaries determined in accordance with GAAP to such “Adjusted EBITDA” in such annual or quarterly report.
3     Items to be set forth without duplication and to the extent deducted in determining net income (or net loss) under clause (i).
4     Items to be set forth without duplication and to the extent included in determining net income (or net loss) under clause (i).
D-A-1

(b) income tax benefit:	US$[___,___,___]
(c) extraordinary items of income:	US$[___,___,___]
(d)* any items classified as non-operating other income, net:	US$[___,___,___]
(e)* unusual and nonrecurring items of income that are not reflective of the ongoing operations of the Company and its Subsidiaries:	US$[___,___,___]
Consolidated Indebtedness: (i) + (ii) + (iii) =[5]	US$[___,___,___]

(i)    the aggregate principal amount of Indebtedness of the Company and its Subsidiaries outstanding, determined on a consolidated basis in accordance with GAAP, solely if such Indebtedness is indebtedness for borrowed money or obligations evidenced by notes, bonds, debentures and similar instruments:
US$[___,___,___]
(ii) the aggregate amount of Finance Lease Obligations of the Company and its Subsidiaries outstanding, determined on a consolidated basis in accordance with GAAP:	US$[___,___,___]

(iii)    the aggregate amount of all Guarantees by the Company or its Subsidiaries as of such date of Indebtedness of any other Person, solely if such Indebtedness is of the type referred to in clause (a), (b) or (e) of the definition of Indebtedness:
US$[___,___,___]
Leverage Ratio: (i) / (ii) =	[___] : 1:00
5     For purposes of determining Consolidated Indebtedness, (i) Indebtedness of any Finance Subsidiary incurred in any Structured Finance Transaction permitted under Section 6.01(i) of the Credit Agreement shall be disregarded and (ii) at any time after the definitive agreement for any Qualified Material Acquisition shall have been executed, any Acquisition Indebtedness with respect to such Qualified Material Acquisition shall, unless such Qualified Material Acquisition shall have been consummated, be disregarded. It is understood that any Indebtedness of the Company or any Subsidiary owed to the Company or any Subsidiary shall be disregarded in determining Consolidated Indebtedness.

D-A-2

(i) Consolidated Indebtedness:	US$[___,___,___]
(ii) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ended on the date set forth above:	US$[___,___,___]
D-A-3

ANNEX B TO
COMPLIANCE CERTIFICATE

1.Ratings in Effect. Set forth below are each Rating in effect on the date of this Compliance Certificate

Rating Agency	Rating	Public/Private	Monitored? (if private/confidential)
Moody’s			[Y/N]
S&P			[Y/N]
Fitch			[Y/N]

2.Ratings Reports and Communications. Attached to this Annex B are copies of the following, received by the Company from any Rating Agency after the Effective Date and prior to the date of this Compliance Certificate1:
a.all ratings reports;
b.notices of changes in ratings;
c.notices of termination of any ratings or of any ratings ceasing to be monitored;
d.notices of changes in outlook or credit watch; and
e.all other communications by any Rating Agency with the Company (in the case of any such other communications, only if such communications are of the type that, in the reasonable judgment of the Company, would have been publicly announced had such Rating been a public rating).

1     No copy of any report, notice or other communication shall be required to be furnished if (x) a copy thereof shall have been furnished to the Administrative Agent as part of any prior Compliance Certificate or (y) the Company shall have arranged for the applicable Rating Agency to provide a copy thereof directly to the Administrative Agent;
D-B-1